UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMERICAN AIRLINES GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2019 annual meeting of stockholders and proxy statement American Airlines Group Inc. American Airlines

April 29, 2019

To Our Stockholders:

On behalf of the Board of Directors of American Airlines Group Inc., we invite you to attend the 2019 Annual Meeting of Stockholders to be held on Wednesday, June 12, 2019, at 9:00 a.m. Central Time. This year’s annual meeting will be a completely virtual meeting of stockholders, conducted via live audio webcast. The virtual format provides the opportunity for participation by a broader group of our stockholders and enables stockholders to participate fully, and equally, from any location around the world, at no cost. You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/aal2019 by using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. You will have the ability to submit questions in advance of and real-time during the meeting via the meeting website.

The attached Notice of 2019 Annual Meeting of Stockholders and Proxy Statement describes the formal business to be transacted and detailed procedures for attending, submitting questions and voting at the virtual meeting. This year we are also producing an interactive proxy statement that will provide our stockholders with better capability to navigate through the document, making key information easier to find and evaluate. The interactive proxy statement is accessible at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/aal2019 on the day of and during the Annual Meeting.

It is important that your shares be represented at the Annual Meeting and, whether or not you plan to attend the Annual Meeting, we request that you vote in advance on the matters to be presented at the meeting as set forth in the enclosed proxy materials. Thank you for your continued support.

Sincerely,

W. Douglas Parker
Chairman of the Board of Directors and Chief Executive Officer

The accompanying Proxy Statement is dated April 29, 2019, and is first being released to stockholders of American Airlines Group Inc. on or about

April 29, 2019.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME: Wednesday, June 12, 2019 9:00 a.m. Central Time VIRTUAL MEETING ACCESS: www.virtualshareholdermeeting.com/aal2019 RECORD DATE: April 15, 2019	MEETING AGENDA
	1	A proposal to elect 10 directors to serve until the 2020 annual meeting of stockholders and until their respective successors have been duly elected and qualified
	2	A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019
	3	A proposal to consider and approve, on a non-binding, advisory basis, executive compensation as disclosed in the attached Proxy Statement
	4	A stockholder proposal to provide a report on political contributions and expenditures
	5	Such other business as properly may come before the 2019 Annual Meeting of Stockholders or any adjournments or postponements of the Annual Meeting

VOTE IN ADVANCE OF THE MEETING	VOTE ON THE DAY OF THE MEETING
Vote your shares at www.proxyvote.com prior to the day of the Annual Meeting; or	See page 1 —“Virtual Stockholder Meeting” for details on how to access the live audio webcast of and vote during the Annual Meeting.
Call toll-free number 1-800-690-6903; or	Vote your shares at www.virtualshareholdermeeting.com/aal2019 on the day of and during the Annual Meeting.
Sign, date and return the enclosed proxy card or voting instruction form.

For additional details on Internet and telephone voting and the virtual meeting, please see pages 1-3 of the Proxy Statement.

    Important notice regarding the availability of proxy materials for the Annual Meeting:

Our Proxy Statement and 2018 Annual Report on Form 10-K are available at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/aal2019 on the day of and during the Annual Meeting.

You can help us reduce costs and the impact on the environment by electing to receive and access future copies of our proxy statements, annual reports and other stockholder materials electronically. If your shares are registered directly in your name with our stock registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you can make this election by going to its website (www.astfinancial.com) or by following the instructions provided when voting over the Internet. If you hold your shares in a brokerage account or otherwise through a third party in “street name,” please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to receive and view future annual meeting materials electronically.

By Order of the Board of Directors of American Airlines Group Inc.,

Caroline B. Ray
Corporate Secretary

PLEASE READ THE ACCOMPANYING PROXY STATEMENT CAREFULLY.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT AND WE

ENCOURAGE YOU TO VOTE PROMPTLY.

PROXY STATEMENT SUMMARY

This summary contains highlights about our Company and the upcoming 2019 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2018 that accompanies this proxy statement before voting.

2019 Annual Meeting of Stockholders

Date and Time: Wednesday, June 12, 2019 at 9:00 a.m., Central Time	Virtual Meeting Access: www.virtualshareholdermeeting.com/aal2019
Record Date: April 15, 2019	Proxy Mail Date: On or about April 29, 2019.

Stockholder Engagement and Governance Highlights

We welcome and value communication with our stockholders. We engage in proactive dialogue with our largest stockholders year-round to gain an understanding of their perspectives on a wide range of matters, which we regularly share with the Board. Stockholders may communicate directly with our Board as set forth under “Communications with the Board of Directors and Non-Management Directors” on page 33. The following corporate governance and Board practices ensure accountability and enhance effectiveness in the boardroom:

Our Governance Best Practices

✓ Annual Board elections

✓ Majority voting standard

✓ 9 of 10 director nominees are independent

✓ Robust Lead Independent Director role with responsibilities that conform to leading governance practices

✓ Routine review of Board leadership structure

✓ Regular executive sessions held without management present

✓ Stockholder right to proxy access

✓ Stockholder right to call special meetings of stockholders

✓ Annual Board, committee and director evaluations

✓ Annual review of Board and committee composition

✓ All members of the Audit Committee are designated financial experts

✓ Diverse Board

✓ Significant stock ownership requirements for directors and executive officers

✓ Comprehensive risk management with Board and committee oversight

✓ Commitment to corporate social responsibility

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Voting Matters and Board Recommendations

Matter	Board Recommendation	Page
1. Election of directors	FOR each Director Nominee	6

2. Ratification of public accounting firm	FOR	15

3. A proposal to consider and approve, on a non-binding, advisory basis, executive compensation as disclosed in the attached Proxy Statement	FOR	17

4. A stockholder proposal to provide a report on political contributions and expenditures	AGAINST	19

2019 Director Nominees (Proposal 1)

Our director nominees have demonstrated their commitment to diligently executing their fiduciary duties on behalf of our stockholders, and we recommend that our stockholders elect each of the nominees shown in the chart below at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	CGNC	FC
James F. Albaugh	68	2013	Advisor and consultant to financial services and investment firms; former President and Chief Executive Officer of The Boeing Company’s Commercial Airplanes business unit	✓		M	M

Jeffrey D. Benjamin	57	2013	Senior advisor to Cyrus Capital Partners, L.P.	✓		M		M
John T. Cahill Lead Independent Director	61	2013	Vice Chairman of The Kraft Heinz Company; former Chairman and Chief Executive Officer of Kraft Foods Group, Inc. and of The Pepsi Bottling Group, Inc.	✓	M		M
Michael J. Embler	55	2013	Private investor; former Chief Investment Officer of Franklin Mutual Advisers LLC	✓	M			C
Matthew J. Hart	67	2013	Former President and Chief Operating Officer of Hilton Hotels Corporation; former Chief Financial Officer of Hilton Hotels	✓	C
Susan D. Kronick	67	2015	Operating Partner at Marvin Traub Associates; former Vice-Chairman of Macy’s, Inc.	✓			M*	M
Martin H. Nesbitt	56	2015	Co-Chief Executive Officer of The Vistria Group, LLC; former President and Chief Executive Officer of PRG Parking Management	✓	M			M
Denise M. O’Leary	61	2013	Private venture capital investor; former General Partner at Menlo Ventures	✓		C	M
W. Douglas Parker Chairman	57	2013	Chairman and Chief Executive Officer of American Airlines Group Inc. and American Airlines, Inc.	Ñ
Ray M. Robinson	71	2005	Non-Executive Chairman of Citizens Trust Bank; former President of the Southern Region at AT&T	✓			C

AC = Audit Committee	FC = Finance Committee
CC = Compensation Committee	M = Member
CGNC = Corporate Governance and Nominating Committee	C = Chairman

*

Effective as of, and subject to her election at, the Annual Meeting, Ms. Kronick will be a member of the Compensation Committee and will cease her service on the Corporate Governance and Nominating Committee.

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Ratification of Appointment of KPMG LLP (Proposal 2)

The Board of Directors has directed that KPMG’s appointment for the fiscal year ending December 31, 2019 be submitted to our stockholders for ratification at the Annual Meeting. KPMG is well qualified to act as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. The Audit Committee considered the qualifications, performance, and independence of KPMG, the quality of its discussions with KPMG, and the fees charged by KPMG for the level and quality of services provided during 2018, and determined that the reappointment of KPMG is in the best interest of the Company and stockholders.

Approval of Executive Compensation (Proposal 3)

Our CEO and other executive officers have demonstrated their commitment to fair pay and pay for performance. Our executives’ compensation is heavily weighted towards variable cash and long-term equity incentives, linking our executives’ pay opportunity to the execution of Company strategies and enhancing the interests of our stockholders. We are committed to effective compensation governance, as demonstrated by the following compensation policies and practices:

What We Do	What We Do NOT Do

✓ Stock Ownership Guidelines that align our executive officers’ long-term interests with those of our stockholders.

✓ Independent Compensation Consultant that is directly engaged by the Compensation Committee to advise on executive and director compensation matters.

✓ Annual Compensation Risk Assessment to identify any elements of our compensation program design or oversight processes that carry elevated levels of adverse risk.

✓ Equity Award Grant Policy that establishes objective, standardized criteria for the timing of equity awards granted to our team members.

✓ Tally Sheet Review. We conduct a comprehensive overview of total compensation targets and potential payouts.

✓ Clawback Policy for all cash and equity incentive compensation paid to our executive officers.

✓ At-Will Employment. None of our executive officers has an employment agreement.

✓ 100% Equity Compensation paid to our Chief Executive Officer to maximize alignment with stockholder interests.

✕ No Severance or Change in Control Agreements. None of our executive officers has a severance or change in control agreement.

✕ No Excessive Perquisites. Perquisites and other personal benefits are not a significant portion of any executive officer’s compensation and are in line with industry standards.

✕ No Guaranteed Bonuses. Our executive officers’ bonuses are 100% performance-based and at risk.

✕ No Payouts of Dividends accrued on unvested awards unless and until the award’s vesting conditions are satisfied.

✕ No Active Executive Retirement Plans. We do not maintain any active executive-only or supplemental retirement plans.

✕ No Hedging of our Stock or Pledging our stock as collateral for loans.

✕ No Excise Tax Gross-Ups to cover excise taxes in connection with a change in control.

Stockholder Proposal to Provide a Report on Political Contributions and Expenditures (Proposal 4)

This proxy season, the Company received a stockholder proposal for consideration at the Annual Meeting requesting that the Company provide a report disclosing the Company’s political contributions and expenditures. The Board has considered this proposal and concluded that its adoption is unnecessary in light of the Company’s existing disclosure regarding political contributions and not in the best interests of our stockholders.

2019 Proxy Statement |	iii

We are committed to complying with our values, our internal policies and all applicable laws when engaging in any type of lobbying or political activity. While we support and practice transparency and accountability in political spending, our Board believes that the disclosures recommended by the proposal are unnecessary in light of:

•	our internal policies regarding political contributions, including our Policies on Public Policy Advocacy and Political Contributions, which is available on our website and explains why and how we engage in the political, legislative and regulatory process, our policies with regard to political contributions by the Company, participation in trade associations and voluntary participation by our team members in the political process; and

•	the existing disclosure on our website regarding participation in the U.S. political process and the current public availability of much of the information requested by the proposal, including the regular reports we file with the U.S. House of Representatives and the U.S. Senate, which are publicly available and disclose the details of our lobbying activities and political contributions from our Political Action Committee to federal candidates, leadership PACs and political party committees.

In addition, our Board is concerned that further disclosure above and beyond our existing disclosure could place us at a competitive disadvantage by revealing strategies and priorities designed to protect the economic future of the Company, its stockholders and team members.

For these reasons, the Board urges stockholders to vote AGAINST this proposal.

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PROXY STATEMENT

2019 Proxy Statement |

THE MEETING

Purpose, Date and Time

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of that meeting. The Annual Meeting will be held in a virtual format via live audio webcast on Wednesday, June 12, 2019, at 9:00 a.m., Central Time, for the purposes described in the accompanying Notice of Annual Meeting. Stockholders can attend the meeting via the Internet at www.virtualshareholdermeeting.com/aal2019 by using the 16-digit control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.

The approximate date we are first sending the Notice of Annual Meeting and accompanying proxy materials to stockholders, or sending a Notice Regarding the Availability of Proxy Materials and posting the proxy materials at www.proxyvote.com, is April 29, 2019.

When used in this Proxy Statement, the terms “we,” “us,” “our” and “the Company” refer to American Airlines Group Inc. and its consolidated subsidiaries. “AAG” refers to American Airlines Group Inc. and “American” refers to AAG’s wholly-owned subsidiary American Airlines, Inc.

Record Date; Stockholders Entitled to Vote

Stockholders of record at the close of business on April 15, 2019 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. On the record date, there were 444,440,308 shares of our common stock, $0.01 par value per share (“Common Stock”), outstanding and eligible to be voted at the Annual Meeting. Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders. As of the record date, approximately 7 million of the issued and outstanding shares of Common Stock were held in the Disputed Claims Reserve established in accordance with AMR Corporation’s fourth amended joint plan of reorganization. Pursuant to the plan, the shares held in the Disputed Claims Reserve will be voted by the disbursing agent holding these shares in the same proportion as the other outstanding shares of Common Stock are voted.

A list of the names of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at our headquarters, 4333 Amon Carter Blvd., Fort Worth, Texas 76155. The stockholder list will also be available during the virtual Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/aal2019.

Your vote is very important. You are encouraged to vote as soon as possible.

Virtual Stockholder Meeting

The Board of Directors believes that the virtual format provides the opportunity for participation by a broader group of our stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. The virtual meeting format enables stockholders to participate fully, and equally, from any location around the world, at little to no cost. It also reduces the environmental impact of our Annual Meeting. We designed the format of our Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. Our directors will also attend the meeting.

Date and Time. The Annual Meeting will be held “virtually” through a live audio webcast on Wednesday, June 12, 2019, at 9:00 a.m. Central Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Central Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/aal2019. Stockholders will need their unique control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy

2019 Proxy Statement |	1

materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Wednesday, June 5, 2019, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions prior to and at the virtual Annual Meeting. An online pre-meeting forum will be available to our stockholders at www.proxyvote.com prior to the day of the Annual Meeting. By accessing this online forum, our stockholders will be able to submit questions in writing in advance of the day of the Annual Meeting, vote, view the Annual Meeting’s Rules of Conduct, and obtain copies of proxy materials and our annual report. Stockholders may also submit questions in writing on the day of or during the Annual Meeting on www.virtualshareholdermeeting.com/aal2019. Stockholders will need their unique control number which appears on their Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer all questions submitted before or during the meeting in accordance with the Annual Meeting’s Rules of Conduct which are pertinent to the Company and the meeting matters, as time permits. Answers to any such questions that are not addressed during the meeting will be published following the meeting on the Company’s website at www.aa.com under the links “Investor Relations”—“Corporate Governance.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Technical Assistance.

Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at:

1-855-449-0991 (U.S. Domestic Toll Free)

1-720-378-5962 (International)

Voting shares prior to and at the virtual Annual Meeting.

Stockholders may vote their shares at www.proxyvote.com prior to the day of the virtual Annual Meeting or at www.virtualshareholdermeeting.com/aal2019 on the day of and during the virtual Annual Meeting.

Availability of live webcast to team members and other constituents; Replay. The live audio webcast will be available to not only our stockholders, but also our team members and other constituents. A replay of the meeting will be made publicly available 24 hours after the meeting at www.virtualshareholdermeeting.com/aal2019.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the Annual Meeting.

Vote Required to Approve Each Proposal

With respect to Proposal 1 (Election of Directors), each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present in person or represented by proxy and entitled to vote for the election of directors. A majority of the votes cast means that the number of votes cast “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes (as defined below) are not considered votes cast “FOR” or “AGAINST” a nominee’s election and will have no effect in determining whether a nominee has received a majority of the votes cast. In this election, an incumbent director nominee who does not receive the required number of votes for reelection is expected to tender his or her resignation to the Board of Directors in accordance with a policy adopted by the Board of Directors. Within approximately 90 days after certification of the election results of the stockholder vote, our Corporate Governance and Nominating Committee (or other committee as directed by the Board of Directors) will make a determination as to whether to accept or reject the tendered resignation. Following such determination, we will publicly disclose the decision regarding any tendered resignation in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Approval of Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), Proposal 3 (Advisory Vote to Approve Executive Compensation) and Proposal 4 (Stockholder Proposal) will require the affirmative

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vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote on the matter at the Annual Meeting, provided a quorum is present. Abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same legal effect as voting against each proposal. Brokers do not have discretionary authority and are not entitled to vote on Proposals 3 and 4. Broker non-votes (as defined below) will have no effect on the outcome of Proposals 3 and 4. Because brokers have discretionary authority to vote on Proposal 2, broker non-votes are not expected on Proposal 2.

If your shares are held by a broker, bank or other nominee in “street name” and you do not provide the broker, bank or other nominee with specific voting instructions, the broker, bank or other nominee that holds your shares generally may vote on “routine” proposals but cannot vote on “non-discretionary” (non-routine) proposals. We believe that Proposal 2 is routine and that Proposals 1, 3 and 4 are non-discretionary. If the broker, bank or other nominee that holds your shares in “street name” returns a proxy card without voting on a non-discretionary proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.

How to Vote Your Shares

If you are a stockholder of record, you may vote your shares:

•	by the Internet at www.proxyvote.com prior to the day of the virtual Annual Meeting or at www.virtualshareholdermeeting.com/aal2019 on the day of and during the virtual Annual Meeting; or

•	by telephone using the toll-free number 1-800-690-6903; or

•	filling out, signing and dating your proxy card and mailing it in the prepaid envelope included with the proxy materials.

You will need to follow the instructions when using any of these methods to make sure your shares will be voted at the Annual Meeting. We encourage you to vote by telephone or over the Internet or by mail by completing your proxy card, even if you plan to attend the virtual Annual Meeting.

If your shares are held in “street name” through a broker, bank or other nominee, you may instruct your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provides to you with the proxy materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and over the Internet. If you hold shares through a broker, bank or other nominee and wish to vote your shares at the Annual Meeting, you will need your unique control number which appears on the instructions that accompanied the proxy materials. In any case, voting in advance by phone, Internet or mail or through your broker, bank or other nominee will not prevent you from voting in person at the virtual Annual Meeting.

Revoking or Changing Your Vote

Stockholders may revoke or change their votes by:

•	giving notice of revocation to our Corporate Secretary, at American Airlines Group Inc., 4333 Amon Carter Blvd., MD 5675, Fort Worth, Texas 76155 (by mail or overnight delivery);

•	executing and delivering to our Corporate Secretary, at the address noted above, a proxy card relating to the same shares bearing a later date;

•	voting by the Internet or telephone prior to the time the voting facilities close (your latest Internet or telephone vote will be counted); or

•	logging onto and voting at the virtual Annual Meeting.

If you decide to revoke or change your vote other than by voting at the Annual Meeting, we must receive the notice of revocation or new vote by 11:59 p.m., Eastern Time, on Tuesday, June 11, 2019, the date prior to the date of the Annual Meeting.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke or change your vote. The revocation or change must be made by the broker, bank or other nominee before the Annual Meeting.

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Authority of Proxies

All proper votes received by us by 11:59 p.m. Eastern Time, on Tuesday, June 11, 2019, and not revoked will be voted at the Annual Meeting in accordance with the directions noted. In the absence of instructions, shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of the independent registered public accounting firm, “FOR” the approval, on a non-binding, advisory basis, of executive compensation as disclosed in this Proxy Statement, and “AGAINST” the stockholder proposal to provide a report on political contributions and expenditures.

If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon those matters according to their judgment. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Solicitation of Votes

In addition to soliciting votes through the mail, we may solicit votes through our directors, officers and employees in person and by e-mail, telephone or facsimile. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation for an anticipated fee of $25,000, plus expenses.

Inspector of Election

All votes at the Annual Meeting will be counted by Broadridge Financial Solutions, Inc., our inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be held on June 12, 2019

The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/aal2019 on the day of and during the Annual Meeting.

Electronic Delivery of Proxy Materials

In order to eliminate the mailing of a paper notice and to speed your ability to access the proxy materials (including our Annual Report on Form 10-K for the year ended December 31, 2018), we encourage you to sign up for electronic delivery of the Notice Regarding Availability of Proxy Materials using the instructions described above. Stockholders can help us reduce costs and the impact on the environment by electing to receive and access future copies of our proxy statements, annual reports and other stockholder materials electronically. If your shares are registered directly in your name with our stock registrar and transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you can make this election by going to AST’s website (www.astfinancial.com) and (1) clicking Client Login, then Shareholders & Investors, then Manage My Accounts, then select the type of Account—US Shareholder or Non Shareholder, then Login to Transact; (2) entering the information required to gain access to your account; and (3) clicking Receive Company Mailing via E-Mail, or by following the instructions provided when voting over the Internet. If you hold your shares in a brokerage account or otherwise through a third party in “street name,” please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to receive and view future annual meeting materials electronically.

This year, we intend both to mail our proxy materials to certain stockholders and to use the “Notice and Access” method of providing proxy materials to certain stockholders. Under the Notice and Access method, if you have not opted to receive an e-mail notification, you will receive by mail a simple “Notice Regarding the Availability of Proxy Materials,” which will direct you to a website where you may access proxy materials online. You will also be told how to request proxy materials (at no charge) via mail or e-mail, as you prefer.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices Regarding the Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report, or Notice

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Regarding the Availability of Proxy Materials, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, please notify your broker or direct your written request to Caroline B. Ray, Corporate Secretary, American Airlines Group Inc., 4333 Amon Carter Blvd., MD 5675, Fort Worth, Texas 76155. Stockholders who currently receive multiple copies of the proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker.

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PROPOSAL 1—ELECTION OF DIRECTORS

Election of Directors

Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated the 10 director candidates listed below under the section “Director Nominees.” Each nominee is currently a director of the Company.

The authorized number of directors is currently set at 12, and the Board currently consists of 12 members. Richard C. Kraemer and Alberto Ibargüen have reached the mandatory retirement age under the Company’s Corporate Governance Guidelines and as such will not stand for re-election at the Annual Meeting. The Board has approved reducing the authorized number of directors to 10 effective as of the Annual Meeting. If elected as a director at the Annual Meeting, each of the nominees will serve a one-year term expiring at the 2020 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Each of the nominees has consented to serve as a director, if elected.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to elect the directors of the Company listed below under the section “Director Nominees” for a one-year term expiring at the 2020 annual meeting of stockholders and until his or her successors have been duly elected and qualified.

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Director Nominees

Information regarding our director nominees, including their qualifications and principal occupations, as well as the key experience and qualifications that led the Board to conclude each nominee should serve as a director, is provided below. The categories of key skills are:

There are no family relationships among the directors and our executive officers.

Independent Director Since: 2013 Committees: Compensation; Corporate Governance and Nominating Key Skills:

Jim Albaugh

Select Business Experience:

•  Senior Advisor to Industrial Development Funding, a global asset management firm (2018-Present)

•  Senior Advisor to Perella Weinberg Partners, a global advisory and asset management firm (2016-2018)

•  Senior Advisor to The Blackstone Group L.P., a private equity and financial services firm (2012-2016)

•  President and Chief Executive Officer of The Boeing Company’s (“Boeing”) Commercial Airplanes business unit (2009-2012)

•  President and Chief Executive Officer of Boeing’s Integrated Defense Systems business (2002-2009)

•  Joined Boeing in 1975 and held various other executive positions prior to 2002, including President and Chief Executive of Space and Communications and President of Space Transportation and former member of Boeing’s Executive Council for over ten years.

Current Public Company Directorships

•  Goldman Sachs Acquisition Holdings, a special purpose acquisition company (2018-Present)

•  Arconic Inc., a specialty metals company servicing the aerospace, auto and building sectors (2017-Present)

•  Harris Corporation, a technology company, defense contractor and information technology services provider (2016-Present)

Past Public Company Directorships

•  B/E Aerospace, Inc. (2014-April 2017)

•  TRW Automotive Holdings Corp. (2006-2015)

Other Leadership Experience and Service:

Member of the boards of directors of the following private entities: Aloft Aeroarchitects (formerly PATS Aerospace), and Belcan Corporation; Chairman of the National Aeronautic Association; past President of the American Institute of Aeronautics and Astronautics; past Chairman of the Aerospace Industries Association; elected member of the International Academy of Aeronautics; elected member of the National Academy of Engineering; and member of the board of trustees of Willamette University and the Columbia University School of Engineering.

Key Experience/Director Qualifications:

Executive leadership experience in the airplane and airline industry, including experience in the investment industry, and with complex systems, contracts and governmental oversight, as well as accounting and financial literacy and global public company board and corporate governance experience.

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Independent Director Since: 2013 Committees: Compensation; Finance Key Skills and Experience:

Jeff Benjamin

Select Business Experience:

•  Senior Advisor to Cyrus Capital Partners, L.P., a registered investment advisor (2008-Present)

•  Consultant to Apollo Management, L.P. (“Apollo Management”), a private investment fund (2008-2017)

Current Public Company Directorships

•  A-Mark Precious Metals, Inc., a full-service precious metals trading company (2014-Present)

Past Public Company Directorships

•  Chemtura Corporation (2010-2017)

•  Caesars Entertainment Corp. (2008-2017)

•  Exco Resources, Inc. (2005-2016)

•  Spectrum Group International, Inc. (2009-2014)

Other Leadership Experience and Service:

Member of the boards of directors of the following private entities: ImOn Communications LLC, Higher Learning Technologies Corporation, NRG Media, LLC and Rackspace Hosting Inc.

Key Experience/Director Qualifications:

Executive leadership experience in the investment industry, accounting and financial literacy, corporate governance and marketing expertise, success as an investor and extensive experience serving on the boards of directors of global public and private companies.

Lead Independent Director Director Since: 2013 Committees: Audit; Corporate Governance and Nominating Key Skills and Experience:

John Cahill

Select Business Experience:

•  Vice Chairman of The Kraft Heinz Company (“Kraft Heinz”), a food and beverage company (2015-Present)

•  Chairman and Chief Executive Officer of Kraft Foods Group, Inc. (“Kraft Foods Group”), until its merger with H.J. Heinz Company (2014-2015)

•  Non-Executive Chairman of Kraft Foods Group (March 2014-December 2014)

•  Executive Chairman of Kraft Foods Group (2012-2014)

•  Executive Chairman, North American Grocery of Kraft Foods, Inc., the former parent of Kraft Foods Group (January 2012-December 2012)

Current Public Company Directorships

•  Kraft Heinz (2015-Present)

•  Colgate-Palmolive Company, a consumer products company (2005-Present)

Past Public Company Directorships

•  Kraft Foods Group (2012-2015)

•  Legg Mason, Inc. (2009-2014)

•  The Pepsi Bottling Group, Inc. (1999-2007)

•  Frontier Holdings, Inc. (1984-1985)

Other Leadership Experience and Service:

Former Industrial Partner at Ripplewood Holdings LLC; spent nine years with The Pepsi Bottling Group, Inc., culminating in the position of Chairman and Chief Executive Officer; and worked at PepsiCo, Inc. for nine years in a variety of leadership positions.

Key Experience/Director Qualifications:

Leadership and operations experience in executive leadership roles at global public companies, as well as airline experience, investment, accounting and financial expertise, experience in consumer products industries and public company board and corporate governance experience.

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Independent Director Since: 2013 Committees: Audit; Finance Key Skills and Experience:

Mike Embler

Select Business Experience:

•  Chief Investment Officer of Franklin Mutual Advisers LLC (“Franklin Mutual Advisers”), an asset management company (2005-2009)

•  Head of Franklin Mutual Advisers’ Distressed Investment Group (2001-2005)

Current Public Company Directorships

•  Taubman Centers, Inc., a shopping mall REIT (2018-Present)

•  NMI Holdings, Inc., a mortgage insurance provider (2012-Present)

Past Public Company Directorships

•  CIT Group Inc. (2009-2016)

•  Dynegy Inc. (2011-2012)

•  AboveNet Inc. (2003-2012)

•  Kindred Healthcare Inc. (2001-2008)

Other Leadership Experience and Service:

Worked at Nomura Holding America Inc. for almost a decade in positions of increasing responsibility culminating in the position of Managing Director; and member of the board of trustees of The Mohonk Preserve.

Key Experience/Director Qualifications:

Experience in finance, asset management and restructurings, capital markets and capital management, experience as a senior executive, perspective as an institutional investor, success as an investor and service as a director of global public and private companies.

Independent Director Since: 2013 Committees: Audit Key Skills and Experience:

Matt Hart

Select Business Experience:

•  President and Chief Operating Officer of Hilton Hotels Corporation (“Hilton”), a hotel developer and operator, until its acquisition by a private equity firm (2004-2007)

•  Executive Vice President and Chief Financial Officer of Hilton (1996-2004)

Current Public Company Directorships

•  American Homes 4 Rent, a real estate investment trust (2012-Present)

•  Air Lease Corporation, an aircraft leasing company (2010-Present)

Past Public Company Directorships

•  B. Riley Financial, Inc. (2009-2015)

•  US Airways Group, Inc. (2006-2013)

•  Kilroy Realty Corporation (1997-2008)

•  America West Holdings Corporation (2004-2005)

Other Leadership Experience and Service:

Former Senior Vice President and Treasurer of The Walt Disney Company; former Executive Vice President and Chief Financial Officer of Host Marriott Corp.; and member of the boards of directors of Heal the Bay.

Key Experience/Director Qualifications:

Financial expertise, risk management experience, extensive experience as a senior operating and finance executive for large global public companies, including companies in the consumer travel industry, investment and mergers and acquisitions experience, service as a public company director and airline experience.

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Independent Director Since: 2015 Committees: Corporate Governance and Nominating; Finance Key Skills and Experience:

Sue Kronick

Select Business Experience:

•  Operating Partner at Marvin Traub Associates, a New York based retail consulting firm (2012-Present)

•  Vice Chairman of Macy’s, Inc. (“Macy’s”), a department store
(2003-2010)

•  Group President, Regional Department Stores of Macy’s (2001-2003)

•  Chairman and Chief Executive Officer of Burdines/Macy’s Florida (1997-2001)

Current Public Company Directorships

•  Hyatt Hotels Corporation, a hospitality company (2009-Present)

Past Public Company Directorships

•  The Pepsi Bottling Group, Inc. (1999-2010)

Other Leadership Experience and Service:

Member of the board of directors of the John S. and James L. Knight Foundation and the Miami City Ballet.

Key Experience/Director Qualifications:

Financial, marketing and operational expertise, as well as experience serving as a global public company director and building industry leading brands as a result of the various executive management positions held with Macy’s.

Independent Director Since: 2015 Committees: Audit; Finance Key Skills and Experience:

Marty Nesbitt

Select Business Experience:

•  Co-Chief Executive Officer of The Vistria Group, LLC, a private-equity investment firm (2013-Present)

•  President and Chief Executive Officer of PRG Parking Management (known as The Parking Spot), an owner and operator of off-airport parking facilities (1996-2012)

Current Public Company Directorships

•  Center Point Energy Corp, a public utility company (2018-Present)

•  Norfolk Southern Corporation, a public rail transportation company (2013-Present)

•  Jones Lang LaSalle Incorporated, a public commercial real estate company (2011-Present)

Past Public Company Directorships

•  Pebblebrook Hotel Trust (2009-2010)

Other Leadership Experience and Service:

Member of the board of directors of PRG Parking Management (known as The Parking Spot); former officer of the Pritzker Realty Group, L.P.; former Vice President and Investment Manager at LaSalle Partners, one of the predecessor corporations of Jones Lang LaSalle Incorporated; Trustee of Chicago’s Museum of Contemporary Art; and Chairman of the Barack Obama Foundation.

Key Experience/Director Qualifications:

Executive leadership, operational, financial and investment experience, as well as global public company board experience.

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Independent Director Since: 2013 Committees: Compensation; Corporate Governance and Nominating Key Skills and Experience:

Denise O’Leary

Select Business Experience:

•  Private venture capital investor (1997-Present)

•  Partner (1987-1996) and associate (1983-1987) at Menlo Ventures, a venture capital firm

Current Public Company Directorships

•  Medtronic plc, a medical technology company (2000-Present)

Past Public Company Directorships

•  Calpine Corporation (2009-2018)

•  US Airways Group, Inc. (2005-2013)

•  Chiron Corporation (2002-2006)

•  America West Holdings Corporation (1998-2005)

Other Leadership Experience and Service:

Member of the board of directors of Galvanize, Inc.; member of the boards of trustees of the Bonfils-Stanton Foundation and the University of Denver; member of the Smithsonian National Board; and former member of the boards of directors of the following private entities: Lucile Packard Children’s Hospital, Stanford Hospital & Clinics, the Denver Foundation, the Corporation for Supportive Housing, Connect for Health Colorado and the University of Colorado Hospital Authority.

Key Experience/Director Qualifications:

Executive leadership experience in the investment industry, financial expertise, experience in the oversight of risk management, human resources expertise, extensive service as a global public company director, success as an investor and airline industry expertise.

Chairman Director Since: 2013 Key Skills and Experience:

Doug Parker

Select Business Experience:

•  Chairman of the board of directors of AAG (2014-Present)

•  Chief Executive Officer of AAG and American (2013-Present)

•  Chairman of the board of directors of and Chief Executive Officer of US Airways Group, Inc. and US Airways, Inc. (2005-2013)

Current Public Company Directorships

•  AAG (2013-Present)

Past Public Company Directorships

•  US Airways Group, Inc. (2005-2013)

•  Pinnacle West Capital Corporation (2007-2012)

•  America West Holdings Corporation (1999-2005)

Other Leadership Experience and Service:

Former Chairman of the board of directors of and Chief Executive Officer of America West and America West Airlines (“AWA”); Chairman of Airlines for America; former Senior Vice President and Chief Financial Officer of AWA; member of the board of advisors for the Cox School of Business at Southern Methodist University; and member of the Vanderbilt University Board of Trustees.

Key Experience/Director Qualifications:

Financial, airline, marketing, human resources and labor relations experience, as well as 30 years of experience in the airline industry, over 15 years of experience as an airline Chairman and Chief Executive Officer, mergers and acquisitions experience and experience as a global public company director.

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Independent Director Since: 2005 Committees: Corporate Governance and Nominating Key Skills and Experience:

Ray Robinson

Select Business Experience:

•  Non-executive Chairman of the board of directors of Aaron’s, Inc. (“Aaron’s”), a lease-to-own retailer (2014-Present)

•  Director and non-executive Chairman of Citizens Trust Bank, a privately-held African American-owned bank, and its affiliated holding company (2003-present)

•  Held several executive positions at AT&T from 1968-2003, including President of the Southern Region, its largest region, President and Chief Executive Officer of AT&T Tridom, Vice President of Operations for AT&T Business Customer Care, Vice President of AT&T Outbound Services and Vice President of AT&T Public Relations

Current Public Company Directorships

•  Fortress Transportation and Infrastructure, a public company that invests in transportation infrastructure and equipment (2015-Present)

•  Aaron’s (2002-Present)

•  Acuity Brands, Inc., a public lighting solutions company (2001-Present)

Past Public Company Directorships

•  Avnet, Inc. (2000-2017)

•  Citizens Bancshares Corporation (deregistered as a public company in 2017)

•  RailAmerica Inc. (2009-2011)

Other Leadership Experience and Service:

Member of the board of directors of the Georgia Aquarium; Vice Chairman of the East Lake Community Foundation; and member of the board of trustees of the University of Denver.

Key Experience/Director Qualifications:

Extensive technology, banking, communications, strategic and executive leadership and marketing experience, as well as experience serving as a public company director.

12	2019 Proxy Statement |

BOARD COMPOSITION

How We Build a Board that is Right for American Airlines

Each of the 10 current nominees for director recommended for election at the Annual Meeting is a current member of the Board of Directors. The effectiveness of the Board of Directors and the recruitment of directors are overseen by the Corporate Governance and Nominating Committee. In evaluating candidates for director, the committee considers the qualifications described below. Based on its evaluation of each of the current nominees’ qualifications and his or her prior performance as a director, the committee determined to recommend each nominee for election. The committee received no nominations from stockholders for the Annual Meeting.

Consistent with its charter, the Corporate Governance and Nominating Committee proposes for nomination existing directors and new candidates who have the highest personal and professional integrity, have demonstrated exceptional intelligence and judgment, have proven leadership skills, as well as the requisite skills necessary to advance our long term strategic plan, are committed to our success and have the ability to work effectively with the Company’s Chief Executive Officer and other members of the Board of Directors. Also, a nominee must possess skills, experience and expertise appropriate to best serve the long-term financial interests of our stockholders.

The Corporate Governance Guidelines (the “Governance Guidelines”) specify that it is the objective of the Board of Directors that it be composed of individuals who have, among other things, a diversity of skills, expertise and perspective appropriate for the business and operation of the Company. The Board of Directors currently includes a group of individuals who have demonstrated success and leadership in a variety of fields and endeavors, with a broad diversity of experience, opinions, perspectives, professions, skills, expertise, education, geographic representation and backgrounds. The Corporate Governance and Nominating Committee and the Board of Directors believe that the Board of Directors is, and should continue to be, comprised of persons who can contribute experience in public company board service and corporate governance and areas such as strategic planning, leadership of large, complex organizations, international and global operations, the airline, travel and transportation industry, finance, accounting, and investment, risk management, legal and regulatory, customer service, marketing and consumer products, media and communications, labor relations and human resources (including leadership assessment and diversity), real estate and facilities, safety, information technology and community service. The Corporate Governance and Nominating Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The Governance Guidelines also require that any directors who also serve as chief executive officers of public companies should not serve on more than two boards of public companies other than the Company’s Board, and other directors should not serve on more than four boards of public companies, other than the Company’s Board.

The Corporate Governance and Nominating Committee periodically evaluates the performance of the Board of Directors, its committees and the directors in an effort to facilitate the continuous improvement of the Board of Directors, as well as to assess the specific qualifications, experiences and perspectives of future director candidates that would be most valuable and have the most impact on our success.

In accordance with applicable listing standards of the NASDAQ Stock Market (“NASDAQ”), the Board of Directors confirms that at least a majority of the Board of Directors is independent in accordance with the NASDAQ definition of independence and that the members of the Board of Directors, as a group, maintain the requisite qualifications under applicable NASDAQ listing standards for service on the Audit, Compensation, and Corporate Governance and Nominating Committees.

Board Diversity and Tenure

The Corporate Governance and Nominating Committee recognizes the benefits of diversity in the boardroom, including better reflecting our diverse customer and employee base and the healthy debate that stems from different viewpoints that may result from diverse backgrounds. Accordingly, our Board of Directors is diverse in many ways, with differing geographic, business, gender and racial backgrounds. Nearly 40% of our Board nominees are diverse based on gender or ethnicity.

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Nine out of our 10 Board nominees have served on our Board for less than six years and two have been on our Board for less than four years. We believe this attains the right balance between new directors who bring new ideas and insights and longer-serving directors with deep institutional knowledge of our Board and company.

Diversity	Tenure

Stockholder Recommendations or Nominations of Director Candidates

The Board welcomes recommendations from its stockholders for director candidates that they believe meet the standards describe above under “How We Build a Board that is Right for American Airlines.” We encourage stockholders with any such director candidate recommendations to contact us directly prior to going through the formal director nomination procedures described below. The Corporate Governance and Nominating Committee has a policy of considering candidates who are recommended by stockholders for membership to the Board of Directors in the same manner as candidates recommended by members of the Board of Directors.

Under our Bylaws, any stockholder wishing to nominate a director should submit in writing the candidate’s name, biographical information, business qualifications and other information required by the Bylaws, to Ray M. Robinson, Chair of the Corporate Governance and Nominating Committee, American Airlines Group Inc., 4333 Amon Carter Blvd., MD 5675, Fort Worth, Texas 76155. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected, and must otherwise be in compliance with our Bylaws. The Bylaws require that written nominations be received by the Company no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the 2020 annual meeting of stockholders, notice must be delivered no sooner than February 13, 2020 and no later than March 14, 2020. All qualified submissions will be reviewed by the Corporate Governance and Nominating Committee at the next appropriate meeting.

In addition, our Bylaws permit certain of our stockholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations to be included in the Company’s proxy materials for up to 20% of the total number of directors then serving. Notice of proxy access director nominations for the 2020 annual meeting of stockholders must be delivered to our Corporate Secretary at our principal executive offices no earlier than December 1, 2019 and no later than the close of business on December 31, 2019. The notice must set forth the information required by our Bylaws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2020 annual meeting of stockholders and must otherwise be in compliance with our Bylaws.

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Our Audit Committee annually reviews the independent registered public accounting firm’s qualifications, performance, fees and independence. Following its review, our Audit Committee has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and our Board of Directors has directed that KPMG’s appointment be submitted to our stockholders for ratification at the Annual Meeting.

KPMG has served as our independent registered public accounting firm since 2014. The Audit Committee believes it is important for the independent registered public accounting firm to maintain its objectivity and independence. In accordance with SEC rules and KPMG policies, the firm’s lead engagement partner rotates every five years. The Audit Committee and its Chair are directly involved in the selection of KPMG’s new lead engagement partner. Furthermore, in order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

The Board of Directors has directed that KPMG’s appointment for the fiscal year ending December 31, 2019 be submitted to our stockholders for ratification at the Annual Meeting. The Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as the Company’s independent external auditor is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

A representative of KPMG is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and the representative is also expected to be available to respond to appropriate questions from stockholders.

The Audit Committee and the Board of Directors unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Independent Registered Public Accounting Firm Fees

The following table presents fees billed for professional services rendered by KPMG, AAG’s principal accountant for the audit of the financial statements of AAG and its subsidiaries as of and for the fiscal years ended December 31, 2018 and 2017, as well as fees billed in this period for other services rendered by KPMG.

	Fiscal Year 2018 ($)	Fiscal Year 2017 ($)
Audit Fees	4,010,000	3,915,000
Audit-Related Fees	1,147,000	971,000
Tax Fees	479,000	654,000
All Other Fees	–	–
Total	5,636,000	5,540,000

“Audit Fees” are for professional services rendered for the audits of the annual financial statements included in our Annual Report on Form 10-K (including fees for the audits of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended) and quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q.

“Audit-Related Fees” are for services rendered in connection with securities offerings and other SEC filings, significant auditing work on transactions and consultations concerning financial accounting and reporting standards and attest services.

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“Tax Fees” primarily include fees for professional services related to expatriate tax services.

There were no fees that fall into the classification of “All Other Fees” for the fiscal years ended December 31, 2018 and 2017.

Policy on Audit Committee Pre-Approval

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, including audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to its Chair. Under this delegation, the Chair must report any pre-approval decision he or she makes to the Audit Committee at its next meeting following such approval.

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PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY-ON-PAY)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), allows our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, commonly known as a “say-on-pay” vote. The Board of Directors has adopted a policy providing for an annual say-on-pay advisory vote. Unless the Board of Directors modifies its policy on the frequency of future say-on-pay advisory votes, we will bring these proposals to our stockholders annually and the next say-on-pay advisory vote will be held at the 2020 annual meeting of stockholders.

Our Compensation Committee and the Board of Directors believe that our compensation practices align our executive compensation structure with stockholders’ interests and current market practices. Our compensation strategy is designed to provide a total compensation package that will attract and retain high-caliber executives and align their objectives, incentives and contributions with corporate objectives and stockholder interests, as well as to be flexible and complementary to meet our compensation objectives. At the 2018 annual meeting of stockholders, our stockholders overwhelmingly approved the compensation of our named executive officers (with an approval representing over 98% of the shares represented in person or by proxy at the meeting and entitled to vote).

Highlights of our compensation program and our pay-for-performance results include:

Ensuring Competitive Pay, with the target direct compensation provided to our named executive officers being competitive with that of the other large network airlines, except for our Chief Executive Officer. Mr. Parker’s 2018 total target direct compensation remained below that of his peers at Delta and United (using the most recent publicly available data as of May 2018).

A Commitment to Pay-for-Performance with a substantial portion of each executive officer’s compensation being “at risk” and aligned with stockholder interests, as shown by the following:

•	100% of Mr. Parker’s direct compensation is provided in the form of equity incentives, the majority of which vest based upon the achievement of performance objectives, underscoring our commitment to paying for performance and further aligning his interests with that of our stockholders. At his request, Mr. Parker does not receive any base salary and does not participate in the Company’s Short-term Incentive Program (STIP).

•	For 2018, on average, 86.5% of the total target compensation of our other named executive officers was variable, at risk and tied directly to measurable performance. Consistent with this focus, the largest portion of our 2018 executive compensation was in the form of performance-based annual cash incentives tied to pre-established adjusted pre-tax income targets and long-term equity incentives tied to our stock price performance or our relative three-year pre-tax income margins and relative total stockholder return (TSR).

Only ~50% of Target Bonus Earned. Our 2018 STIP is based on pre-established adjusted pre-tax income targets. Based on our achievement of 2018 adjusted pre-tax net income (excluding special items, profit sharing and annual incentive programs and related payroll taxes and 401(k) company contributions) of $3.0 billion, our named executive officers (other than Mr. Parker, whose compensation is provided 100% in the form of equity incentives) were awarded only 50.5% of their 2018 target bonuses under our 2018 STIP.

Corresponding Reduction to 2019 Long-Term Incentive Grant. At Mr. Parker’s request, the target value for his 2019 long-term incentive grant was also decreased by $700,000. This decrease approximates the economic impact of our 2018 performance under the 2018 STIP to his compensation as if he had been a participant in the program and is in addition to the significant impact our adjusted pre-tax net income performance has had on the performance-vesting component of Mr. Parker’s 2018 compensation, as detailed below.

Performance-Vesting Restricted Stock Units (RSUs) Earned or Tracking Below Target. Our equity incentive program for our named executive officers incorporates both performance- and time-vesting components, with the performance-vesting component weighted at least 50% by value. The performance-vesting component consists of RSUs that will be earned not earlier than the third anniversary of the grant date based on our relative three-year pre-tax income margin excluding special items as compared to that of a pre-defined group of airlines and, beginning in 2017, our three-year relative TSR. Each named executive officer held three outstanding awards of performance-vesting RSUs as of the end of 2018. The 2016 grant was earned and each of the 2017 and 2018 grants are tracking at well below target (at 72.5% with respect to the 2016 grant, at 58.5% with respect to the 2017 grant and at 54.7% with respect to the 2018 grant).

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Realizable Compensation Significantly Below Target Compensation. As of December 31, 2018, Mr. Parker’s three-year average realizable compensation from 2016-2018 was only 61% of his target compensation over the same period, while his 2018 realizable compensation was only 46% of his 2018 target compensation. For our other named executive officers, their three-year average realizable compensation from 2016-2018 was only 72% of their target compensation over the same period, while their average 2018 realizable compensation was only 55% of their target compensation. For information on the calculation of realizable compensation please see the section entitled “Compensation Discussion and Analysis—Realizable Compensation Significantly Less Than Targeted Compensation” beginning on page 42.

No Employment, Change in Control or Severance Agreements.

•	In 2016, at Mr. Parker’s request, our Compensation Committee agreed to eliminate his employment agreement, so that he is no longer contractually entitled to receive a set level of compensation and benefits and is no longer protected by the change in control and severance provisions of the employment agreement.

•	In 2017, at their request, all executive officers who were party to change in control and severance benefit agreements voluntarily terminated their agreements. As a result, none of our executive officers is contractually entitled to any cash severance or continued health benefits upon any termination, nor are we contractually obligated to provide a gross-up to cover any excise taxes incurred by any executive officer under Section 4999 of the Internal Revenue Code (the “Code”).

A Continued Commitment to Good Compensation Governance Practices, where compensation packages for our executive officers are (i) established by our Compensation Committee that consists solely of independent directors, (ii) consistent with market practice, and (iii) reasonable in light of our corporate and each individual executive’s performance.

Clawback Provisions for all incentive compensation paid to our executive officers and stock ownership guidelines that further align their long-term interests with those of our stockholders, as well as good disclosure practices.

Mitigating Compensation Risk by, among other things, providing a compensation package that focuses on both short- and long-term goals and requiring a substantial stock ownership commitment, encouraging our executives to focus on the Company’s success both during the immediate fiscal year and for the future.

For more information about our compensation practices and philosophy, see the section entitled “Compensation Discussion and Analysis” beginning on page 40.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This vote gives stockholders the opportunity to express their views on the named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and our philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that AAG’s stockholders approve, on a non-binding, advisory basis, the compensation of AAG’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Compensation Discussion and Analysis section, the compensation tables, narrative discussion and any related material disclosed in this Proxy Statement for the Annual Meeting.”

The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or the Board of Directors. However, the Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of this advisory vote when making future decisions about executive compensation.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of executive compensation.

18	2019 Proxy Statement |

PROPOSAL 4—STOCKHOLDER PROPOSAL TO PROVIDE A REPORT ON POLITICAL CONTRIBUTIONS AND EXPENDITURES

A stockholder has informed the Company that he intends to present the proposal set forth below at our Annual Meeting. The name and address of the stockholder and the number of the Company’s securities that the stockholder own will be provided to stockholders promptly upon request. If the stockholder (or his “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

For the reasons stated in the Board of Directors’ Statement in Opposition, which follows the stockholder proposal, the Board of Directors unanimously recommends that you vote “AGAINST” the stockholder proposal.

Stockholder Proposal

Proposal 4—Political Disclosure Shareholder Resolution

Resolved, shareholders request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

Supporting Statement

As a long-term shareholder of American Airlines, I support transparency and accountability in corporate electoral spending. This includes any activities considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state or local candidates. James McRitchie of Sacramento, California submitted a 2018 proposal similar to this proposal to PayPal Holdings. It received 25% support, which is good for the submittal of a relatively new topic.

Disclosure is in the best interest of the Company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show American Airlines contributed at least $1,190,000 in corporate funds since the 2010 election cycle. (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http//www.followthemoney.org).

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade

2019 Proxy Statement |	19

associations and other tax-exempt organizations, which may be used for political purposes. This would bring our Company in line with a growing number of leading companies, including Universal Parcel Service, Inc., Boeing, Co., and United Technologies Corp., which present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the use of corporate assets in elections. I ask your support for this critical governance reform.

Political Disclosure Shareholder Resolution—Proposal 4

Board of Directors’ Statement in Opposition

The Board of Directors has considered this proposal and concluded that its adoption is unnecessary in light of the Company’s existing disclosure regarding political contributions and not in the best interests of our stockholders. Accordingly, the Board of Directors unanimously recommends a vote AGAINST this proposal for the following reasons.

We are committed to complying with our values, our internal policies and all applicable laws when engaging in any type of lobbying or political activity. While we support and practice transparency and accountability in political spending, our Board of Directors believes that the disclosures recommended by the proposal are unnecessary in light of our internal policies regarding political contributions, the existing disclosure on our website regarding participation in the U.S. political process and the current public availability of much of the information requested by the proposal, and the potential concerns relating to enhanced disclosures. Our Board of Directors is also concerned that further disclosure above and beyond its existing disclosure could place us at a competitive disadvantage by revealing strategies and priorities designed to protect the economic future of the Company, its stockholders and team members.

We have policies in place to effectively oversee decisions regarding public policy advocacy and political contributions.

In April 2017, we published the Company’s Policies on Public Policy Advocacy and Political Contributions, which is available on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.” This policy explains why and how we engage in the political, legislative and regulatory process. It also explains our policies with regard to political contributions by the Company, participation in trade associations and voluntary participation by our team members in the political process.

Additionally, the Political Contributions Policy provides that our Executive Vice President, Corporate Affairs will oversee our participation in the U.S. political process and its compliance with federal, state and local laws governing our political activities and any contributions (including payments to trade associations and other nonprofits engaged in public advocacy). We also annually review our political activities, including our trade association memberships and any corporate contributions, with the Corporate Governance and Nominating Committee of the Board of Directors, which has oversight over our political contribution policies.

We participate in the U.S. political and public policy process and disclose such participation on our website.

The Board of Directors believes it is in the best interests of our stockholders for the Company to actively participate in the political and public policy process. As a global airline, we are affected by numerous laws, regulations and policies which govern various aspects of our business in the United States and around the world. As a result, we actively review and discuss existing and upcoming public policy changes and regulatory initiatives. We also take part in industry dialogue and advocacy efforts related to those issues of high importance to the Company’s success and the concerns of our stakeholders. We strive to adhere to our Global Corporate Responsibility Statement and we constructively and ethically promote legislative and regulatory actions that further our business objectives and support the best interests of our Company, stockholders and team members.

In 1985, we formed a Political Action Committee (“PAC”) to provide an opportunity for team members to make political contributions on a bipartisan basis to qualified candidates for political office who reflect our views on relevant issues impacting our Company. In full accordance with law, the political contributions made by the PAC are funded entirely with voluntary contributions from our team members, and no corporate funds are used.

Like many major corporations, we belong to a number of industry associations. This involvement allows us to gain insight into core issues for the airline industry and the business community and to advocate jointly for government policies that support an efficient, healthy and competitive industry and business environment. Such memberships also allows us to benefit from the opportunity to share technical expertise and operational knowledge that leads to better safety, customer service and overall efficiency.

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We already provide substantial disclosure regarding the Company’s political contributions.

Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and we are fully committed to complying with all applicable federal and state campaign finance laws. In accordance with federal law, we do not use corporate funds to make direct contributions to candidates for federal political office. All political contributions comply with applicable laws, and we disclose our contributions publicly as required by law. We file regular reports with the U.S. House of Representatives and the U.S. Senate that disclose the details of our lobbying activities as well as any political contributions from our Political Action Committee to federal candidates, leadership PACs and political party committees. These reports are publicly available on websites hosted by the U.S. House of Representatives and the U.S. Senate.

The activities of the PAC are also subject to comprehensive regulation by the federal government, including detailed disclosure requirements. The PAC files monthly reports of receipts and disbursements with the Federal Election Commission, and these reports are publicly available at http://fec.gov. In addition, the PAC is subject to public reporting requirements in those states where it makes contributions. Accordingly, we believe that ample public information exists regarding our political contributions to alleviate the concerns cited in the proposal.

For these reasons, the Board of Directors unanimously urges stockholders to vote “AGAINST” the proposal regarding the provision of a report detailing the Company’s political contributions and expenditures.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our Common Stock as of April 15, 2019, by (1) each of our directors and nominees for director, (2) each of the individuals named in the section entitled “Executive Compensation—Summary Compensation Table” on page 55 and (3) all of our directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown, except that certain individuals may share voting and investment power with their spouses and except as otherwise noted.

	AAG Common Stock Beneficially Owned(1)
Name of Beneficial Owner and Relationship to Company	Amount and Nature of Beneficial Ownership		Percent of Class
Doug Parker Chairman and Chief Executive Officer	1,600,507	(2)	*
Robert Isom President	488,829	(3)	*
Derek Kerr Executive Vice President and Chief Financial Officer	380,349	(4)	*
Steve Johnson Executive Vice President—Corporate Affairs	487,232	(5)	*
Maya Leibman Executive Vice President and Chief Information Officer	114,938	(6)	*
Jim Albaugh Director	21,268	(7)	*
Jeff Benjamin Director	72,146	(8)	*
John Cahill Director	72,146	(9)	*
Mike Embler Director	22,146	(10)	*
Matt Hart Director	39,302	(11)	*
Alberto Ibargüen Director	46,018	(12)	*
Rich Kraemer Director	62,723	(13)	*
Sue Kronick Director	12,911	(14)	*
Marty Nesbitt Director	12,911	(15)	*
Denise O’Leary Director	88,200	(16)	*
Ray Robinson Director	31,861	(17)	*
All directors and executive officers as a group (17 persons)	3,817,158	(18)	*

*	Represents less than 1% of the outstanding shares of our Common Stock.

(1)

Beneficial ownership as reported in the table has been determined in accordance with SEC rules and regulations and includes RSUs that vest within 60 days of April 15, 2019. Pursuant to SEC rules and regulations, all shares not currently outstanding that are subject to RSUs that vest within 60 days of April 15, 2019 are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder of the class but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

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(2)

Includes 1,458,908 shares held directly and 141,599 shares underlying unvested RSUs that vest within 60 days of April 15, 2019. Excludes 606,849 unvested RSUs that will not vest within 60 days of April 15, 2019.

(3)

Includes 443,814 shares held directly and 45,015 shares underlying unvested RSUs that vest within 60 days of April 15, 2019. Excludes 282,656 unvested RSUs that will not vest within 60 days of April 15, 2019.

(4)

Includes 298,252 shares held directly, 50,000 shares held indirectly for the benefit of the Derek J Kerr Grantor Retained Annuity Trust and 32,097 shares underlying unvested RSUs that vest within 60 days of April 15, 2019. Excludes 142,979 unvested RSUs that will not vest within 60 days of April 15, 2019.

(5)

Includes 455,135 shares held directly and 32,097 shares underlying unvested RSUs that vest within 60 days of April 15, 2019. Excludes 142,979 unvested RSUs that will not vest within 60 days of April 15, 2019.

(6)

Includes 81,803 shares held directly, 1,038 shares held indirectly for the benefit of Ms. Leibman’s spouse and 32,097 shares underlying unvested RSUs that vest within 60 days of April 15, 2019. Excludes 142,979 unvested RSUs that will not vest within 60 days of April 15, 2019.

(7)	Includes 17,774 shares held directly and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(8)

Includes 18,652 shares held directly, 50,000 shares held indirectly for the benefit of the Jeffrey Benjamin 2009 Family Trust and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(9)

Includes 3,037 shares held directly, 65,615 shares held indirectly for the benefit of the John Tobin Cahill Revocable Trust and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(10)	Includes 18,652 shares held directly and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(11)	Includes 33,258 shares held directly, 2,550 shares held indirectly for the benefit of Mr. Hart’s children and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(12)	Includes 42,524 shares held directly and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(13)

Includes 53,229 shares held directly, 6,000 shares held indirectly for the benefit of Chartwell Capital Investments and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(14)	Includes 9,417 shares held directly and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(15)	Includes 9,417 shares held directly and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(16)	Includes 84,706 shares held directly and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(17)	Includes 28,367 shares held directly and 3,494 shares underlying unvested RSUs that vest within 60 days of April 15, 2019.

(18)

Includes 3,288,519 shares held directly, 1,038 shares held indirectly for the benefit of an officer’s spouse, 50,000 held indirectly for the benefit of the Derek J Kerr Grantor Retained Annuity Trust, 50,000 shares held indirectly for the benefit of the Jeffrey Benjamin 2009 Family Trust, 65,615 shares held indirectly for the benefit of the John Tobin Cahill Revocable Trust, 2,550 shares held indirectly for the benefit of a director’s children, 6,000 shares held indirectly for the benefit of Chartwell Capital Investments and 353,436 shares underlying unvested RSUs that vest within 60 days of April 15, 2019, held by our executive officers and directors as a group. Excludes 1,461,421 shares underlying unvested RSUs that will not vest within 60 days of April 15, 2019.

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The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 15, 2019 for each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
PRIMECAP Management Company 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	68,969,431	(a)(b)	15.5%
Warren E. Buffet and Berkshire Hathaway Inc. 3555 Farnam Street Omaha, NE 68131	43,700,000	(c)	9.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	29,061,942	(d)	6.5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	23,557,390	(e)	5.3%

(a)

The amount shown and the following information are derived solely from the Schedule 13G/A filed by PRIMECAP Management Company on February 8, 2019. PRIMECAP Management Company has sole dispositive power with respect to all of such shares, sole voting power with respect to 24,191,148 of such shares and shared voting power with respect to no shares.

(b)

Based on the Schedule 13G filed by Vanguard Chester Funds – Vanguard PRIMECAP Fund on January 31, 2019, the fund has sole voting power with respect to 30,326,913 of these shares representing 6.8% of our outstanding Common Stock as of April 15, 2019, shared voting power with respect to no shares and sole or shared dispositive power with respect to no shares. The address of Vanguard Chester Funds – Vanguard PRIMECAP Fund is 100 Vanguard Blvd, Malvern, PA 19355.

(c)

The amount shown and the following information are derived solely from the Schedule 13G/A filed on February 14, 2019 by Warren E. Buffet, Berkshire Hathaway Inc. and certain other reporting persons. In the Schedule 13G/A, Mr. Buffet reports that he has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of all shares. Berkshire Hathaway Inc. reports that it has shared power to vote or direct to vote and shared power to dispose of or direct the disposition of all shares.

(d)

The amount shown and the following information are derived solely from the Schedule 13G/A filed by The Vanguard Group on February 11, 2019. The Vanguard Group has sole voting power with respect to 385,981 of such shares, shared voting power with respect to 25,590 of such shares, sole dispositive power with respect to 28,652,591 of such shares and shared dispositive power with respect to 409,351 of such shares.

(e)

The amount shown and the following information are derived solely from the Schedule 13G/A filed by BlackRock, Inc. on February 4, 2019. BlackRock, Inc. has sole dispositive power with respect to all of such shares, sole voting power with respect to 21,158,713 of such shares and shared voting power with respect to no shares.

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INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Governance Overview

Maintaining leading governance practices is and has been a long-standing priority, and we regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices.

Our Board of Directors has adopted the Governance Guidelines to facilitate our mission and to establish general principles and policies by which the Board of Directors manages its affairs. The Governance Guidelines are reviewed periodically by the Corporate Governance and Nominating Committee and are posted on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.”

Board Leadership and Structure

Pursuant to our Bylaws, the Board of Directors is responsible for filling the positions of Chairman and Chief Executive Officer, and the independent members of the Board of Directors elect the Lead Independent Director, with the persons they deem qualified, as well as for removing and replacing such persons as and when the Board of Directors may deem necessary or appropriate. The Board of Directors periodically reviews AAG’s leadership structure and may modify the structure as it deems appropriate, given the specific circumstances then facing the Company.

The Board of Directors is currently led by Mr. Parker, our Chairman and Chief Executive Officer, and Mr. Cahill, our Lead Independent Director. We believe that our current leadership structure strikes an appropriate balance between effective and efficient Company leadership and oversight by independent directors.

The Board of Directors believes that having Mr. Parker serve as both Chairman and Chief Executive Officer is the most effective leadership structure for the Company at this time. Mr. Parker has over 30 years of experience in the airline industry, over 15 years of experience as an airline Chairman and Chief Executive Officer, mergers and acquisitions experience and prior service as a director of other large public companies. This experience makes him uniquely well positioned to lead AAG’s business, operations and strategy.

The combination of the Chief Executive Officer and Chairman roles allows consistent communication and coordination throughout the Company, assures effective and efficient implementation of corporate strategy and is important in unifying our team members behind a single vision. The combination of the Chief Executive Officer and Chairman roles is balanced by our strong Lead Independent Director position, by the independence of all of our other directors, each of whom has significant experience in leadership roles at public companies and other large, complex organizations and by the four principal committees of the Board of Directors, each of which consists solely of independent directors.

Lead Independent Director Responsibilities

The Board of Directors recognizes the importance of strong independent Board leadership. All of our directors are independent under the standards provided in the Governance Guidelines and under applicable NASDAQ listing standards, except for Mr. Parker, our Chairman and Chief Executive Officer. Additionally, the independent directors of the Board periodically elect a Lead Independent Director when the Chairman is not independent. The Board believes that the Lead Independent Director provides the Company and the Board with the same independent leadership, oversight and benefits that would be provided by an independent Chairman. As a result of our stockholder engagement, in 2017 we amended our Bylaws to allow for the selection of the Lead independent Director by only the independent directors of the Board, and codified our existing practices regarding the authority and role of the Lead Independent Director to enhance transparency and ensure that the appropriate balance of authority, already characteristic of our governance practices, is memorialized in our governing documents.

The independent directors of the Board have elected Mr. Cahill to serve as the Board’s Lead Independent Director. Mr. Cahill has been a member and the Lead Independent Director of the Board of Directors since December 2013. He also serves as a member of our Audit Committee and Corporate Governance and Nominating Committee. Mr. Cahill’s extensive leadership and operations experience in executive leadership roles at global public companies, including as Vice Chairman of Kraft Heinz, Chairman and Chief Executive Officer of Kraft Foods Group and Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc., his accounting and financial expertise and public company board and corporate governance experience, make him qualified to serve as Lead Independent Director of our Board of Directors.

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The Lead Independent Director’s duties include the following significant responsibilities:

✓ Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

✓ Serves as liaison between the Chairman and the independent directors

✓ Ensures that the Board has proper input into the types and forms of information sent to the Board

✓ Establishes Board meeting agendas, with the Chairman

✓ Ensures that the Board has proper input into meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items

✓ Has the authority to call meetings of the independent directors

✓ Consults and communicates directly with major stockholders, as requested by such stockholders

✓ Acts as a sounding board and advisor to the Chairman and CEO

✓ Guides the CEO succession planning process in conjunction with the other independent directors

Director Independence

The Governance Guidelines contain standards for determining director independence that meet or exceed the applicable rules of the SEC and NASDAQ listing standards. The Governance Guidelines define an “independent” director as one who:

•	is not an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	is not, and has not at any time during the past three years been, employed by the Company;

•	has not accepted, and does not have any spouse, parent, child or sibling, whether by blood, marriage or adoption, any person residing in such individual’s home, or any relative supported financially (each, a “Family Member”) who has accepted, any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than (A) compensation for Board of Directors or committee service, (B) compensation paid to a Family Member who is an employee (other than an executive officer) of the Company, or (C) benefits under a tax-qualified retirement plan or non-discretionary compensation;

•	is not a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•	is not, and does not have a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (A) payments arising solely from investments in the Company’s securities and (B) payments under non-discretionary charitable contribution matching programs;

•	is not, and does not have a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity;

•	is not, and does not have a Family Member who is, a current partner of the Company’s outside auditor, and was not, and does not have a Family Member who was, a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years; and

•	satisfies any additional requirements for independence promulgated from time to time by NASDAQ.

The Governance Guidelines also provide that the Board of Directors will consider all other relevant facts and circumstances, including issues that may arise as a result of any director compensation (whether direct or indirect), any charitable contributions we make to organizations with which a director is affiliated and any consulting arrangement between the Company and a director. The Corporate Governance and Nominating Committee reports annually to the full Board of Directors on these matters.

Pursuant to the Governance Guidelines, the Corporate Governance and Nominating Committee and the Board of Directors undertake an annual review of director independence. Based on the Corporate Governance and Nominating

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Committee’s review in April 2019, the Board of Directors affirmatively determined that all of our directors are independent under the standards provided in the Governance Guidelines and under applicable NASDAQ listing standards, except for Mr. Parker, our Chairman and Chief Executive Officer, who is an employee. The Board of Directors had also previously determined that Mr. Richard P. Schifter, who served on our Board through June 2018, was an independent director.

The following types and categories of transactions, relationships and arrangements were considered by our Board of Directors in making its independence determinations in 2019. Excluded were ordinary course air transportation by corporations or other organizations where the director’s interest solely arises from such person’s position as a director or advisor to such other corporation or organization. All of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the business transactions, donations or grants involved an amount that exceeded the greater of 5% of the recipient entity’s revenues or $200,000.

•	Each of Mses. Kronick and O’Leary and Messrs. Albaugh, Benjamin and Nesbitt serves as a member on the board of directors or an advisory board of companies or entities that engage in ordinary course commercial transactions with AAG involving goods or services other than air transportation or to which AAG had made a donation or grant.

•	Mr. Benjamin serves as senior advisor to Cyrus Capital Partners, which may have investments in us and/or companies with which we do business in the ordinary course. Mr. Benjamin is not a partner in or executive officer of such company, nor is he deemed to beneficially own the securities held by such company.

The Board of Directors has concluded that these transactions and arrangements do not impair the directors’ exercise of independent judgment in carrying out their responsibilities as directors.

Board Diversity and Tenure

Our Board of Directors believes that diversity is an important aspect of an effective board. The Corporate Governance and Nominating Committee seeks to recommend individuals to the Board of Directors with, among other things, a diversity of skills, experience, expertise and perspective appropriate for the business and operation of the Company. We recognize the benefits of racial and gender diversity in the boardroom, including better reflecting our diverse customer and employee base and the healthy debate that stems from different viewpoints that may result from diverse backgrounds. Accordingly, our Board of Directors is diverse in many ways, with differing geographic, business and racial backgrounds. Nearly 40% of our Board nominees are diverse based on gender or ethnicity.

We believe that fresh perspectives and new ideas are critical to a forward-looking and strategic Board. At the same time, given the extremely complex nature of our business, it is equally important to benefit from the valuable experience and institutional knowledge that longer-serving directors bring to the boardroom. In November 2015, we added two new directors to our Board, Ms. Kronick and Mr. Nesbitt. Our remaining directors, other than Mr. Robinson, joined our Board in December 2013 at the effective date of the merger with US Airways. The Board of Directors strongly believes that the current mix of directors provides the Company with an appropriate balance of knowledge, experience and capability, allowing us to leverage deep company experience and knowledge in addition to new viewpoints and innovative ideas among newer directors. Nine out of our 10 Board nominees have served on our Board for less than six years and two have been on our Board for less than four years.

Diversity	Tenure

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Board Self-Evaluation

Our Governance Guidelines and Corporate Governance and Nominating Committee charter provide that the Corporate Governance and Nominating Committee must conduct an annual assessment of the performance of the Board of Directors, including the committees, and provide the results to the full Board of Directors for discussion. The purpose of the review is to increase the effectiveness of the Board of Directors as a whole and of each of the committees. The assessment includes an evaluation of the Board of Directors and each committee’s contribution as a whole, of specific areas in which the Board of Directors, the applicable committee and/or management believe better contributions could be made and of the overall make-up and composition of the Board of Directors and its committees.

Board Meetings

The Board of Directors conducts its business through meetings of the full Board of Directors and committees of the Board of Directors. The Board of Directors regularly meets in executive session with only independent directors of the Board of Directors present. During 2018, the Board of Directors held nine meetings, five of which were in-person meetings that included executive sessions comprised of only independent directors. In 2018, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served.

Committees

The Board of Directors currently has four standing, principal committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Finance Committee. The primary responsibilities, membership and meeting information for the committees of our Board of Directors during 2018 are summarized below. A copy of the charter of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is available on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.”

Audit Committee

Members in 2018:

Matt Hart (Chair)

John Cahill

Mike Embler

Alberto Ibargüen

Marty Nesbitt

Meetings in 2018: 5

The Board of Directors has determined that each member is independent under SEC and NASDAQ rules and the Governance Guidelines. Each member is a “financial expert” under applicable SEC rules and has the financial management expertise required by NASDAQ listing standards.

Primary Responsibilities

•  Oversee the Company’s internal accounting function; report to the Board of Directors with respect to other auditing and accounting matters

•  Appoint or replace the independent auditor; oversee the work of the independent auditor for the purpose of preparing or issuing an audit report or related work, including determining the scope of annual audits and fees to be paid

•  Oversee the Company’s risk management policies that relate to the financial control environment, financial reporting and disclosure controls

•  Establish and maintain procedures for compliance with significant applicable legal, ethical and regulatory requirements and for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•  Review and approve all significant conflicts of interest and related party transactions in accordance with Company policies

•  Review cyber-security, data privacy and other risks relevant to the Company’s computerized information system controls and security

•  Pre-approve audit and permitted non-audit services provided by the independent auditor

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Compensation Committee

Members in 2018:

Denise O’Leary (Chair)

Jim Albaugh

Jeff Benjamin

Alberto Ibargüen

Richard Kraemer

Meetings in 2018: 4

The Board of Directors has determined that each member is independent under NASDAQ rules and the Governance Guidelines and is a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.

Primary Responsibilities

•  Review and approve the Company’s overall compensation strategy and policies, including performance goals for executive officers

•  Review the relationship between the Company’s compensation strategy and risk management policies; together with the Board, oversee succession planning

•  Evaluate the performance of the Company’s Chief Executive Officer and approve his compensation and other terms of employment

•  Evaluate the performance of and determine the compensation and other terms of employment of the other executive officers and other members of senior management

•  Administer the Company’s incentive and stock plans, including establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards and making all other decisions regarding the operation of such plans

•  Review the Company’s workforce diversity and inclusion

•  Retain outside advisors; directly retains and oversees its independent compensation consultant

Corporate Governance and Nominating Committee

Members in 2018:

Ray Robinson (Chair)

Jim Albaugh

John Cahill

Sue Kronick

Denise O’Leary

Meetings in 2018: 3

The Board of Directors has determined that each member is independent under NASDAQ rules and the Governance Guidelines.

Primary Responsibilities

•  Oversee all aspects of the Company’s corporate governance functions, including the procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact corporate governance

•  Conduct an annual review of director independence and the performance of the Board of Directors, including the committees

•  Identify individuals qualified to become members of the Board of Directors and recommend director nominees

•  Review and assess the Governance Guidelines, which among other things, sets forth the responsibilities and authority of our Lead Independent Director, and recommend any changes deemed appropriate to the Board

•  Review and evaluate, with the Company’s management, the Company’s governance-related risks and risk management practices

•  Oversee the Company’s political contributions and lobbying activities; periodically review reports on the Company’s corporate and Political Action Committee political contributions

•  Oversee the Company’s environmental and social sustainability efforts

•  Review the compensation of the non-employee members of the Board of Directors and make recommendations regarding changes to the full Board

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Finance Committee

Members in 2018:*

Mike Embler (Chair)

Jeff Benjamin

Sue Kronick

Marty Nesbitt

*Rick Schifter served as a member and Chair through June 2018.

Meetings in 2018: 9

The Board of Directors has determined that each member is independent under NASDAQ rules and the Governance Guidelines.

Primary Responsibilities

•  Oversee the Company’s financial affairs and capital spending

•  Recommend to the Board financial policies and courses of action that will effectively accommodate the Company’s goals and operating strategies

•  Supervise the Company’s dividend and share repurchase programs

•  Review, approve and/or recommend to the Board of Directors our annual budget and financing plans and other matters related to the Company’s financial and strategic planning

•  Oversee the Company’s financial risk management practices

Compensation Committee Process for Executive Compensation

The Compensation Committee charter gives the Compensation Committee the authority and responsibility to review and approve our overall compensation strategy and policies, including performance goals for executive officers. The Compensation Committee is responsible for reviewing and approving the compensation and other terms of employment of the Chief Executive Officer and for evaluating his performance. The Compensation Committee also evaluates, after receiving input from the Chief Executive Officer, the compensation and other terms of employment of the other executive officers. The Compensation Committee administers our incentive compensation, stock, bonus and other similar plans and programs; approves awards under those plans; reviews and, based upon the recommendation of the Chief Executive Officer, approves the adoption of, amendment to, or termination of executive compensation and benefit plans; and determines the general design and terms of, and may delegate authority to executive officers to administer, significant non-executive compensation and benefits plans. The Compensation Committee may delegate all or a portion of its authority to administer our compensation and benefits plans to a subcommittee, to another committee of the Board of Directors or to one or more executive officers, provided that any such delegation does not include the authority to make stock incentive grants to any executive officer. The Compensation Committee has delegated to an Equity Incentive Committee, consisting of the Chief Executive Officer, the authority to make equity grants to employees who are not executive officers within guidelines established by the Board of Directors or the Compensation Committee.

Each year, the Compensation Committee reviews the annual incentive program results from the prior year, establishes the performance goals for the current year, evaluates each executive officer’s individual performance and approves the Compensation Committee’s report for our proxy statement. The Compensation Committee has adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity grants, other than new hire, promotion or special purpose grants, will be granted once per year at the second regularly scheduled meeting of the Compensation Committee, at a meeting of a subcommittee to which certain authority to grant equity awards has been delegated or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible. As needed or appropriate, the Compensation Committee considers merit increases in base salaries for executive officers and approves compensation for internal promotions and new hires of executive officers. The Compensation Committee also monitors and evaluates our benefit plans and agreements with executive officers and management employees throughout the year and recommends adjustments as needed.

The Compensation Committee generally receives information from the Chief Executive Officer, the Executive Vice President—People and Communications, the Senior Vice President—People and compensation consultants engaged by the Compensation Committee in connection with its determinations regarding executive compensation. The Compensation Committee has sole authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel, and to determine executive compensation.

During 2018, Willis Towers Watson assisted the Compensation Committee in determining our executive compensation and reviewing and analyzing proposed compensation programs for our executive officers. The total annual expense for the executive compensation advising services provided to us by Willis Towers Watson during 2018 was approximately $66,685.

Also during 2018, specialized teams at Willis Towers Watson provided actuarial valuation and consulting services relating to retirement plans, health and welfare plans and workers compensation and contractual liability and risk services relating

30	2019 Proxy Statement |

to aviation/property and casualty, for aggregate fees of approximately $4.6 million. The Willis Towers Watson personnel who performed actuarial valuation and consulting services for us operated separately and independently of the Willis Towers Watson personnel who performed executive compensation-related services for us. While the decision to engage Willis Towers Watson for such other services was made by management, the Compensation Committee assessed whether the services provided by Willis Towers Watson raised any conflicts of interest pursuant to applicable SEC and NASDAQ rules and concluded that no such conflicts of interest existed.

Board Role in Risk Oversight

The Board of Directors is responsible for the oversight of the Company’s ongoing assessment and management of material risks impacting our business. The Board of Directors oversees the Company’s enterprise-wide approach to risk management, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. The Board of Directors, either directly or through one or more of its committees, reviews our business strategy and management’s assessment of the related risk and discusses with management the appropriate level of risk. The Board relies on each Board committee to oversee management of specific risks related to that committee’s function. The Corporate Governance and Nominating Committee periodically reviews the Company’s governance-related risk management practices, and with management’s assistance, the committee has developed and coordinated the Board’s current risk oversight program. The Board of Directors has not established a separate risk committee because the Board of Directors believes that the most significant risks we face are most properly directly overseen by the full Board of Directors or, in certain cases, the appropriate standing committee.

The Board of Directors oversees and reviews the management of our most significant strategic, financial and operations risks, including risks associated with safety, the day-to-day operation of the airline and the interruption of airline service, revenue production, our information technology systems, business risks related to cyber-security, and labor issues and costs.

The Audit Committee oversees our risk management policies that relate to the financial control environment, financial reporting and disclosure controls and our procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact our financial statements. The Audit Committee meets regularly with our internal auditors, independent auditors, Chief Financial Officer, Executive Vice President—Corporate Affairs, Chief Ethics and Compliance Officer, Vice President and Controller, Corporate Secretary, Chief Information Officer, Chief Information Security Officer, Chief Privacy Officer, the Company’s senior lawyers and external advisors. The Audit Committee receives regular risk and internal controls assessment reports from the independent auditors and internal auditors. The Audit Committee also establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also reviews cyber-security and other risks relevant to the Company’s computerized information system controls and security.

The Compensation Committee oversees compensation risk management by participating in the creation of, and approving, compensation structures that create incentives that encourage an appropriate level of risk-taking behavior consistent with our business strategy, as is further described in the section entitled “Risk Assessment with Respect to Compensation Practices” below. The Compensation Committee also works with the Chief Executive Officer and Executive Vice President—People and Communications to oversee risks associated with the retention of our most senior executives.

The Finance Committee oversees financial risk by working with senior management to evaluate elements of credit risk, advising on financial strategy, capital structure and liquidity needs and reviewing our financial risk management policies and practices. Our Chief Executive Officer, President and Chief Financial Officer meet periodically with the Finance Committee to discuss and advise on elements of these risks.

Risk Assessment with Respect to Compensation Practices

Management and the Compensation Committee, with the support of the compensation consultant, have reviewed the compensation policies and practices for our employees as they relate to our risk management and, based upon these

2019 Proxy Statement |	31

reviews, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

Our basis for this conclusion includes that our compensation programs are designed to include the following features:

•	Formulaic annual and long-term incentive plan awards with maximum pay-out caps or guidelines instead of discretionary pay-out decisions. The STIP’s individual modifier component is subject to the Compensation Committee’s discretion and can only be implemented by a resolution of the Compensation Committee or within limited bounds approved by the Compensation Committee.

•	Equity incentive awards are subject to performance or time based vesting periods that are intended to incentivize long-term rather than short-term results.

•	Our incentive compensation plans include a diverse and blended set of pre-established goals and metrics that focus on a variety of areas across the Company and may include financial, operational, total stockholder return and/or the achievement of individual goals. In addition, the goals established in our executive compensation programs are not subject to adjustment without Compensation Committee approval.

•	Our executive officers are all at-will employees and have modest severance and retirement benefits, which together act to minimize excessive risk-taking behaviors.

•	Mr. Parker’s direct compensation is solely in the form of equity incentives. All of Mr. Parker’s equity incentives are subject to staggered service-vesting conditions that incentivize sustained long-term appreciation of our stock price and, in the case of more than half of the equity incentives, are also subject to performance-vesting conditions tied to financial and total stockholder return metrics that incentivize long-term, industry-leading financial and market-based performance.

•	We maintain stock ownership guidelines and a clawback policy for executive officers that further reduce undue risk-taking incentives. Our executive officers have actual stock ownership that is well in excess of the required minimum.

•	Actual performance results for incentive programs for employees at the level of director and above are reviewed and verified by a variety of departments (including finance, human resources, operations and legal) and are also reviewed by our internal auditor. These results are reported to the Compensation Committee, the Audit Committee and the Board of Directors.

•	Our Insider Trading Policy and authorization to trade process monitors employee transactions in Company stock, including transactions from recently separated employees.

•	For director and above employees, all our performance-based compensation programs are based on overall corporate performance, rather than the performance of any business unit or group.

•	The Company maintains separate bonus programs for two organizations that are based on each organization’s respective performance; however, the number of participants and the payments under these programs are small and capped and no executives participate in the programs.

•	For a discussion of the principles underlying our compensation policies for our executive officers who are named in the “Executive Compensation—Summary Compensation Table,” see the section entitled “Compensation Discussion and Analysis” beginning on page 40.

Annual Meeting Attendance

Our Governance Guidelines provide that each of our directors is expected to attend our annual meeting of stockholders, except where unusual circumstances arise. All of the directors who were standing for re-election attended our 2018 annual meeting of stockholders.

Director Continuing Education

Non-employee directors are encouraged to attend seminars, conferences and other director education programs periodically. We reimburse the directors for the costs associated with these seminars and conferences, including related travel expenses. Management also conducts a comprehensive orientation process for new directors. In addition, directors receive continuing education through educational sessions at meetings and mailings between meetings.

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Communications with the Board of Directors and Non-Management Directors

The Board of Directors has approved procedures to facilitate communications between the directors and employees, stockholders and other interested third parties. Pursuant to these procedures, a person who desires to contact the Board of Directors, a standing committee of the Board of Directors or a director may do so in writing to the following address:

American Airlines Group Inc.

The Board of Directors

P.O. Box 619616, MD 5675

Dallas/Fort Worth International Airport, Texas 75261

We will review the communications with the directors, a standing committee of the Board of Directors or an officer, in each case depending on the facts and circumstances outlined in the communication. The Corporate Governance and Nominating Committee also reviews with senior management the nature of the communications and our responses to them. Any communication relating to a stockholder nominee for a position on the Board of Directors or a stockholder proposal for business to be considered at any annual meeting of stockholders or included in any proxy statement will be sent to the Chair of the Corporate Governance and Nominating Committee. As provided in our Governance Guidelines, our Lead Independent Director, Mr. Cahill, has been designated as the primary director representative for consultation and direct communication with our stockholders.

Sustaining our Business

Sustainability is at the core of our business strategy and our Board has reviewed and is committed to our efforts. At American Airlines, we are thinking creatively about how we can best contribute to a vibrant future for our company, our industry and all our stakeholders. This includes delivering the right future products, in cooperation with the right partners, through the most connected network. As the world’s largest airline, we are committed to doing our part to sustain the planet for future generations of travelers. Since the merger with US Airways, we have made significant commitments to the future by substantially completing our integration, making significant investments in our team and our product, improving the efficiency of our fleet of aircraft, retiring and refinancing higher cost debt, and returning capital to our investors.

We have been leading an unprecedented fleet renewal program that is keeping our fleet the youngest among U.S. network airlines. These efforts as well as other operational improvements have helped us to continue to reduce emissions associated with each passenger and each pound of cargo we carry. Over the last four years our fleet emitted almost 7.4 million metric tons of CO2 less than it would have if its fuel efficiency had remained at its 2014 level. We have also been using renewable energy in several of our North Texas facilities since 2015. As of October 2017, 100 percent of electricity purchased at our headquarters campus and Dallas/Fort Worth International Airport terminals and facilities is from renewable sources. At the end of 2018, the Environmental Protection Agency announced that we ranked 46th on its list of the largest Fortune 500 company green power users.

Our commitment to the sustainability of our business is guided by these objectives:

One Team, One Plan 2019

•  Make Culture a Competitive Advantage: Taking care of team members translates into better customer care. Our culture reflects our emphasis on providing the right tools, training and care for our frontline team members.

•  Create a World-Class Customer Experience: We have invested more than $25 billion in our team, product and fleet over the past five years—the largest investment of any carrier in commercial aviation history in such a short time. We continue to make large strides in delivering a world-class experience for our customers.

•  Build American Airlines to Thrive Forever: We are building a company that we expect to be profitable today and into the future, making decisions to ensure it is financially strong and forward-thinking.

For further information on our sustainability efforts, please see our Corporate Responsibility Report, available on our website at www.aa.com/crr.

2019 Proxy Statement |	33

Codes of Ethics

Our employees, including our principal executive officer and principal financial and accounting officer, and our directors are governed by one of two codes of ethics of the Company (collectively, the “Codes of Ethics”). The Codes of Ethics require our employees and directors to conduct Company business in the highest legal and ethical manner. The Codes of Ethics meet the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and the requirements of a code of business conduct and ethics under applicable NASDAQ listing standards. The full texts of the Codes of Ethics and further details regarding the scope of each of the Codes of Ethics are available on our website at www.aa.com under the links “Investor Relations” —“Corporate Governance.” We will also provide a copy of the Codes of Ethics to stockholders, free of charge, upon request to our Corporate Secretary. Any amendments to or waivers from the Codes of Ethics will be posted at this location on our website as required by applicable SEC and NASDAQ rules.

Public Policy Advocacy and Political Contributions

Engagement in the political, legislative and regulatory process is important to the success of the Company. The Company has adopted Policies on Public Policy Advocacy and Political Contributions that set forth the ways by which the Company participates in the political, legislative and regulatory process. The Company does not make direct contributions to candidates for federal political office, and although the Company generally does not make direct contributions to candidates for state and local political office, we have not adopted a policy against such contributions. All political contributions comply with applicable laws, and we disclose our contributions publicly as required by law. The Company’s Policies on Public Policy Advocacy and Political Contributions also set forth the trade and industry associations that we participate in that support our public advocacy efforts. Employees may also voluntarily participate in the political process by joining the Company’s non-partisan political action committee, the American Airlines Political Action Committee (PAC), which is governed by comprehensive federal, state and local regulations that require the filing of monthly reports with the Federal Election Commission among other reporting and disclosure requirements. Compliance and oversight over the Company’s political engagements is provided by our Executive Vice President—Corporate Affairs and the Corporate Governance and Nominating Committee of the Board.

For further information, please see our Policies on Public Policy Advocacy and Political Contributions, available on our website at www.aa.com under the links “Investor Relations” —“Corporate Governance.”

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DIRECTOR COMPENSATION

The table below provides information regarding compensation we paid to our non-employee directors in 2018. The compensation elements are described in the narrative following the table. Doug Parker, our Chairman and Chief Executive Officer, is not included in the table because he is an employee and receives no compensation for his service as Chairman or as a member of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)(c)	Total ($)

Jim Albaugh	130,000	150,000	11,518	291,518

Jeff Benjamin	130,000	150,000	40,350	320,350

John Cahill	160,000	150,000	37,890	347,890

Mike Embler	140,000	150,000	12,444	302,444

Matt Hart	140,000	150,000	26,914	316,914

Alberto Ibargüen	130,000	150,000	17,838	297,838

Rich Kraemer	125,000	150,000	48,164	323,164

Sue Kronick	130,000	150,000	28,886	308,886

Marty Nesbitt	130,000	150,000	41,028	321,028

Denise O’Leary	140,000	150,000	21,752	311,752

Ray Robinson	135,000	150,000	21,250	306,250

Rick Schifter (d)	67,500	-	201,401	268,901

(a)

The amounts represent the aggregate dollar amount of all fees the directors earned or were paid in 2018 for service as a director, including annual retainer, committee, chair, meeting and lead independent director fees.

(b)

The amounts represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of 3,494 RSUs granted to each director on June 13, 2018, which will vest fully on June 12, 2019, subject to the continued service of the director through the vesting date. As of December 31, 2018, each of our non-employee directors (other than Mr. Schifter, who did not stand for re-election at our 2018 annual meeting of stockholders) held 3,494 RSUs and no other outstanding equity awards.

(c)

The amounts include (i) the value of flight privileges received in 2018, (ii) tax reimbursements that we paid to our directors in 2019 for flight privileges provided to them in 2018, and (iii) the value of lifetime flight privileges available to Mr. Schifter upon his retirement from board service. Amounts also include the portion of the premiums paid by us on behalf of Messrs. Hart, Kraemer and Schifter and Ms. O’Leary for a life insurance policy under the America West Directors’ Charitable Contribution Program, which is described more fully below in the section entitled “Legacy Director Compensation Programs.”

Name	Flight Privileges ($)	Tax Gross-Up on Flight Privileges ($)	Lifetime Flight Privileges ($)		Insurance Premiums ($)

Jim Albaugh	5,759	5,759	-		-

Jeff Benjamin	20,175	20,175	-		-

John Cahill	18,945	18,945	-		-

Mike Embler	6,222	6,222	-		-

Matt Hart	7,426	7,426	-		12,062

Alberto Ibargüen	8,919	8,919	-		-

Rich Kraemer	18,074	18,074	-		12,016

Sue Kronick	14,443	14,443	-		-

Marty Nesbitt	20,514	20,514	-		-

Denise O’Leary	8,893	8,893	-		3,966

Ray Robinson	10,625	10,625	-		-

Rick Schifter	10,242	10,242	168,901	(e)	12,016

(d)	Mr. Schifter did not stand for re-election at our 2018 annual meeting of stockholders.

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(e)

Because Mr. Schifter’s combined service on the Board of Directors and the board of directors of America West exceeded seven years as of the date of the 2018 annual meeting of stockholders, he is entitled to lifetime flight privileges. The value of the lifetime flight privileges reflects the present value of future travel calculated using a discount rate of 4.3% and RP-2014 Employee Table, without collar or quartile adjustments, decreased by 3.5% at all ages, adjusted to 2012 using Scale MP-2014, and then projected generationally from 2012 with Scale MP-2018, and assumes a 1% annual increase in the cost of travel.

Director Compensation

The Corporate Governance and Nominating Committee periodically reviews the overall compensation of our directors in consultation with the Board of Directors and with the assistance of our management and, from time to time, the committee’s compensation consultant. The committee has authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel, and to determine their compensation.

Annual Retainers and Grants of RSUs

For 2018, the compensation for our non-employee directors included the following cash-based annual retainers:

•	an annual retainer of $100,000 for service on the Board of Directors;

•	an annual retainer of $15,000 for service on each of the Audit, Compensation, Corporate Governance and Nominating, or Finance Committees;

•	an annual retainer of $25,000 for service as the Chair of the Audit Committee and an annual retainer of $20,000 for service as the Chair of each of the Compensation, Corporate Governance and Nominating, or Finance Committees; and

•	an additional annual retainer of $30,000 for service as our Lead Independent Director.

On the date of the 2018 annual meeting of stockholders, each continuing non-employee director received a number of RSUs equal to $150,000 divided by the closing price of our Common Stock on the date of the annual meeting. The RSUs will vest fully on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders, subject to the continued service of the non-employee director through the vesting date.

Our non-employee director compensation program for 2018 was unchanged from 2017, except that the annual retainer for the Chair of the Audit Committee was increased by $5,000. This increase was approved by our Board following review of a comprehensive market analysis by Willis Towers Watson in January 2018. No changes were made to the program for 2019.

Other Compensation

As is customary in the airline industry, we provide our directors with flight benefits. During the period of time they serve on the Board of Directors, non-employee directors are entitled to complimentary personal air travel for the non-employee director and his or her immediate family members on American and American Eagle, 12 round-trip or 24 one-way passes for complimentary air travel for the non-employee director’s family and friends each year, as well as American Airlines Admirals Club® membership, and AAdvantage® ConciergeKeySM program status. Non-employee directors receive a tax gross-up for imputed taxable income related to these flight benefits. In addition, these travel benefits (except for the tax gross-up) will be provided (i) for a non-employee director’s lifetime if he or she has served for seven or more years or has otherwise vested in such benefits by virtue of the merger with US Airways or service with a predecessor airline or (ii) for five years if he or she has served for less than seven but more than two years. Non-employee directors will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings upon submission of receipts.

Some of our current directors are eligible to continue participation under certain legacy programs related to service for predecessor companies, as described below.

Legacy Director Compensation Programs

Following the closing of the merger with US Airways, the America West Directors’ Charitable Contribution Program (the “Charitable Contribution Program”), a legacy director compensation program, continues to be in effect. In 1994, America West established the Charitable Contribution Program under which all directors of America West were invited to participate. This program was discontinued for new directors following the merger between America West and US Airways in 2005. Under the Charitable Contribution Program, upon the death of a participant, America West (or its successor) is required to donate $1 million to one or more qualifying charitable organizations chosen by the participant. All participants serving as directors of America West at the time of the merger became vested in the Charitable Contribution Program, and the Charitable Contribution Program may not be terminated with respect to these individuals. The current directors

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who are participants in the Charitable Contribution Program are Messrs. Hart, Kraemer and Parker and Ms. O’Leary. The charitable contributions will be substantially funded by life insurance proceeds from policies maintained by us on the lives of the participants. Under the terms of the Charitable Contribution Program, America West was allowed to place joint life insurance on two directors. The life insurance policies currently in place under the Charitable Contribution Program are structured as joint policies on the lives of two directors and the insurance benefits are payable at the death of the last survivor. Individual directors derive no direct financial benefit from the Charitable Contribution Program because all insurance proceeds are to be paid by us, and all tax deductions for the charitable contributions accrue solely to us.

Stock Ownership Guidelines

We adopted stock ownership guidelines for our non-employee directors in January 2014. Non-employee directors are required to hold a number of shares of stock equal to the lesser of either (i) five times the director’s annual cash retainer or (ii) 15,000 shares of our Common Stock. Ownership is determined based on the combined value of the following director holdings: (a) shares owned outright or by immediate family members residing in the same household or in a trust for the benefit of the director or an immediate family member; (b) Common Stock, stock units or other stock equivalents obtained through the exercise of SARs/stock options or vesting of equity awards; (c) unvested equity awards granted under any equity and deferral plans; and (d) other stock or stock equivalent awards determined by the Corporate Governance and Nominating Committee. Non-employee directors have five years from the later of: (i) the date the guidelines were adopted and (ii) the date the individual became a director to comply with the stock ownership guidelines. Under the stock ownership guidelines, until a non-employee director has reached the minimum ownership guideline, such director may not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise, vesting or settlement of any equity awards except to the extent such sales do not cumulatively exceed 50% of such shares. Each of our directors, with a compliance date before the date of this proxy statement, owns shares that exceed the minimum stock ownership guidelines.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

Since January 1, 2018, the Company has not participated in, nor is there currently planned, any transaction or series of similar transactions with any of the Company’s directors, nominees, executive officers, holders of more than 5% of Common Stock or any member of such person’s immediate family that is required to be reported under Regulation S-K Item 404(a) of the rules of the SEC.

We have entered into indemnity agreements with our executive officers and directors that provide, among other things, that we will indemnify each such officer or director, under the circumstances and to the extent provided for in the indemnity agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company.

Policies and Procedures For Review and Approval of Related Person Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of the Company, and must not be motivated by personal considerations or relationships. We attempt to analyze all transactions in which we participate and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations. Related persons include any of our directors or executive officers, certain of our stockholders and immediate family members of any of the above persons. The Audit Committee is responsible for reviewing and approving all significant conflicts of interest and related party transactions in accordance with our Company policies.

A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Codes of Ethics requires our employees, including our principal executive officer, principal financial and accounting officer and our directors who may have a potential or apparent conflict of interest to fully disclose all the relevant facts to either the Chair of the Audit Committee or the Chief Ethics and Compliance Officer, as applicable. Once the Chair of the Audit Committee or the Chief Ethics and Compliance Officer receives notice of a conflict of interest, they will report the relevant facts to our internal auditors. The internal auditors will then consult with the Audit Committee and a determination will be made as to whether the activity is permissible. The full texts of our Codes of Ethics are available on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.”

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended December 31, 2018 (the “Audited Financial Statements”).

The Audit Committee has discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed with the Audit Committee under Public Company Accounting Oversight Board Auditing Standard No. 1301.

The Audit Committee has received the written disclosures and the letter from KPMG regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, has discussed with KPMG its independence and has considered the compatibility of the non-audit services provided by KPMG with respect to maintenance of that independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Respectfully submitted,

Audit Committee

Matt Hart (Chair)

John Cahill

Mike Embler

Alberto Ibargüen

Marty Nesbitt

This report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section discusses the principles underlying our compensation policies for our “named executive officers,” who for 2018 are:

•	W. Douglas Parker, our Chairman and Chief Executive Officer;

•	Robert D. Isom, our President;

•	Stephen L. Johnson, our Executive Vice President—Corporate Affairs;

•	Derek J. Kerr, our Executive Vice President and Chief Financial Officer; and

•	Maya Leibman, our Executive Vice President and Chief Information Officer.

As described more fully below, our compensation strategy is designed to provide a total compensation package that will not only attract and retain high-caliber executive officers and employees, but one that will also align employee contributions with our corporate objectives and stockholders’ interests.

Summary

American’s long-term success is guided and measured by strategic objectives that ensure a healthy, competitive company for the long term: to make culture a competitive advantage, create a world-class customer experience, and build
American Airlines to thrive forever by thinking forward and ensuring a strong financial foundation. Our executive compensation programs are intended to emphasize pay for performance, and we believe our named executive officers’
compensation for 2018 reflected our performance for 2018.

Our Commitment to Fair Pay and Pay for Performance

Our CEO and other executive officers have demonstrated their commitment to fair pay and pay for performance by initiating the following exceptional actions with respect to their compensation.

One Team, One Plan 2019

•	Beginning in 2015, at Mr. Parker’s request, we provide 100% of his direct compensation in the form of equity incentives in lieu of base salary and annual cash incentive compensation. That has helped to advance our commitment to paying for performance and aligning Mr. Parker’s interests with that of our stockholders. More than half of these equity incentives will be earned not earlier than the third anniversary of the grant date based on our relative pre-tax income margin and total stockholder return (TSR) performance.

•	At his request, Mr. Parker’s target direct compensation has been historically set at below the average for his peers at Delta and United.

•	Also at his request, in April 2016, our Compensation Committee agreed to eliminate his employment agreement and our obligations under the agreement such that Mr. Parker is no longer contractually entitled to receive a set level of compensation and benefits and is no longer protected by the change in control and severance provisions of that employment agreement. However, notwithstanding the elimination of Mr. Parker’s employment agreement, he has agreed to remain obligated with respect to the employment agreement covenants that required post termination confidentiality and non-solicitation of employees.

•	In 2017, at their request, all of the executive officers who were party to change in control and severance benefit agreements voluntarily terminated their agreements. As a result, none of our executive officers are now contractually entitled to any cash severance or continued health benefits upon any termination, nor are we contractually obligated to provide a gross-up to cover any excise taxes incurred by any executive officer under Section 4999 of the Internal Revenue Code.

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2018 Compensation Decisions and Outcomes Reflected Our Pay for Performance Philosophy

We design our annual and long-term incentives to include performance metrics that focus on profitability, operating efficiency and investor returns, and our named executive officers’ 2018 compensation outcomes reflected our performance on those measures.

Limited Increases to 2018 Target Direct Compensation. We made only limited increases of 2.5% in the target cash compensation and 3% in the target long-term incentive compensation provided to our named executive officers, which was consistent with the overall budgeted increase for the general management population. Mr. Parker’s 2018 total target direct compensation (which is provided 100% in the form of long-term equity incentives) was below the average total direct compensation of his peers at Delta and United (using the most recently publicly available data as of May 2018). The target direct compensation provided to our other named executive officers is competitive with that of the other large network airlines. In addition, between 85% and 90% of their 2018 total target compensation was comprised of variable pay. As a result, the compensation ultimately realized by our other named executive officers will be significantly determined by our financial performance and the performance of our stock, and is therefore closely aligned with the interests of our stockholders.

Only ~50% of Target Bonus Earned. Our 2018 STIP was based on pre-established adjusted pre-tax income targets (excluding special items, profit sharing and annual incentive programs and related payroll taxes and 401(k) company contributions). We believe that pre-tax income is the most effective measure for assessing our executive officers’ contributions to our financial performance. Under the program, the target payment was payable if we earned $5.0 billion in adjusted pre-tax income in 2018, which the Compensation Committee believed would be a challenging goal, and no incentive would be earned if adjusted pre-tax income was below $3.0 billion. The Compensation Committee is committed to setting rigorous goals under the short-term incentive program and set these levels following consideration of budgeted performance, taking into account fuel price environment and other broad market factors, as well as plan design considerations. Based on our achievement of 2018 adjusted pre-tax income (excluding special items, profit sharing and annual incentive programs and related payroll taxes and 401(k) company contributions) of $3.0 billion, our named executive officers (other than Mr. Parker, whose compensation is provided 100% in the form of equity incentives) were awarded only 50.5% of their 2018 target bonuses under the 2018 STIP.

Corresponding Reduction to 2019 Long-Term Incentive Grant. At Mr. Parker’s request, the target value for his 2019 long-term incentive grant was also decreased by $700,000. This decrease approximates the economic impact of our 2018 performance under the 2018 STIP to his compensation as if he had been a participant in the program and is in addition to the significant impact our adjusted pre-tax net income performance has had on the performance-vesting component of Mr. Parker’s 2018 compensation, as detailed below.

Performance-Vesting RSUs Earned or Tracking Below Target. For 2018, we continued the structure of our long-term incentive program, which for our named executive officers incorporates both performance- and time-vesting RSU components, with the performance-vesting component weighted at least 50% by value to further align management and stockholder interests. Because they are delivered in shares of our Company’s stock, the value of RSUs that comprise our executives’ equity incentives is directly aligned with stockholder returns. Moreover, the performance-vesting component of the RSUs will be earned not earlier than the third anniversary of the grant date based on our relative three-year pre-tax income margin as compared to that of a pre-defined group of airlines, and the number of shares earned is further adjusted upward or downward by up to 25% based on our three-year TSR relative to that of the same pre-defined group of airlines. Relative pre-tax income margin maintains a focus on long-term profitability and operating efficiency, and we believe it is an effective measure of relative financial performance in our industry. Adjusting performance achievement positively or negatively based on relative TSR demonstrates our commitment to generating returns for our stockholders and further aligns management interests with stockholder interests.

Under the performance-vesting component of the RSUs, the number of shares earned will vary between 50% and 200% of the target number of performance-vesting RSUs originally awarded, depending on our relative performance on both pre-tax income margin and three-year TSR, and no shares will be earned if threshold performance on the pre-tax income margin measure is not achieved. In addition, if the Company’s absolute TSR over the measurement period is negative, no upward adjustment will be made to the payout based on this modifier, and the maximum number of shares that may be earned will be capped at 160%.

Each named executive officer held three outstanding awards of performance-vesting RSUs as of the end of 2018. The 2016 grant was earned and each of the 2017 and 2018 grants are tracking at well below target (at 72.5% with respect to the 2016 grant, at 58.5% with respect to the 2017 grant and at 54.7% with respect to the 2018 grant).

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Realizable Compensation Significantly Less Than Target Compensation. As of December 31, 2018, Mr. Parker’s three-year average realizable compensation from 2016-2018 was only 61% of his three-year average target compensation, while his 2018 realizable compensation was only 46% of his 2018 target compensation. For our other named executive officers, their three-year average realizable compensation from 2016-2018 was only 72% of their three-year average targeted compensation, while their average 2018 realizable compensation was only 55% of their target compensation.

Three-year Average Realizable Compensation

Target compensation includes base salary, target annual short-term incentive and the grant date fair value of long-term incentives for the applicable year. Realizable compensation includes base salary and annual short-term incentives earned for each applicable year and values equity awards granted during 2016-2018 as follows: with respect to RSUs that had vested by December 31, 2018 based on the closing stock price and actual performance on the applicable vesting date, with respect to time-vesting RSUs that were unvested as of December 31, 2018 based on the closing stock price as of December 31, 2018, and with respect to performance-vesting RSUs that were unvested as of December 31, 2018 based on the performance and closing stock price as of December 31, 2018.

2018 Realizable Compensation

Target compensation includes base salary, target annual short-term incentive and the grant date fair value of long-term incentives. Realizable compensation includes base salary earned, annual short-term incentive earned for 2018, the value of time-vesting RSUs granted in 2018 based on our closing stock price as of December 31, 2018, and the value of performance-vesting RSUs granted in 2018 based on our performance and closing stock price as of December 31, 2018.

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We Are Committed to Effective Compensation Governance

We are committed to good compensation governance and have adopted compensation policies and practices in furtherance of our commitment, including the following:

What We Do	What We Do NOT Do

✓   Stock Ownership Guidelines that further align our executive officers’ long-term interests with those of our stockholders.

✓   Independent Compensation Consultant that is directly engaged by the Compensation Committee to advise on executive and director compensation matters.

✓   Annual Compensation Risk Assessment to identify any elements of our compensation program design or oversight processes that carry elevated levels of adverse risk to the Company.

✓   Equity Award Grant Policy that establishes objective, standardized criteria for the timing of equity awards granted to our team members.

✓   Tally Sheet Review. We conduct a comprehensive overview of all compensation, including an overview of total compensation targets and potential payouts.

✓   Clawback Policy for all cash and equity incentive compensation paid to our executive officers.

✓   At-Will Employment. Our executive officers are all at-will employees and none of our executive officers has an employment agreement.

✓   100% Equity Compensation paid to our Chief Executive Officer to maximize alignment with stockholder interests.

×   No Severance or Change in Control Agreements. None of our executive officers has a severance or change in control agreement.

×  No Excessive Perquisites. Perquisites and other personal benefits are not a significant portion of any executive officer’s compensation and are in line with industry standards.

×   No Guaranteed Bonuses. Our executive officers’ bonuses are performance-based and 100% at risk.

×  No Payouts of Dividends accrued on unvested awards unless and until the award’s vesting conditions are satisfied.

×   No Active Executive Retirement Plans. We do not maintain any active executive-only or supplemental retirement plans.

×  No Hedging or Pledging. We prohibit our executive officers from engaging in hedging transactions or using our stock as collateral for loans.

×   No Excise Tax Gross-Ups. We do not provide any executive officer with any tax gross-ups to cover excise taxes in connection with a change in control.

2018 Compensation Objectives and Programs

The philosophy underlying our overall executive compensation program is to provide an attractive, flexible and market-based total compensation program that is both tied to our performance and aligned with the interests of our stockholders. We intend for our compensation programs to motivate the management team to maximize stockholder value over time without creating unnecessary or excessive risk-taking that would have an adverse effect on stockholder value and potentially detract from our ability to reach long term sustainable levels of income and profitability.

We believe the current structure of our executive compensation program has been effective at retention of key talent and rewarding the achievement of corporate and individual goals. As we move away from merger integration and toward meeting our performance objectives, our programs are structured to emphasize pay for performance with a focus on sustainable profitability and investor returns.

The 2018 executive compensation program continued to emphasize variable compensation in the form of short-term cash incentives and long-term equity incentives. For 2018, the Compensation Committee set total target direct compensation at 2.8% higher than 2017 levels for our named executive officers, consistent with our budgeted increase for the general management population.

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The pie charts below show the target mix of each element of the 2018 total compensation package for (i) our Chief Executive Officer and (ii) our other named executive officers, showing our strong emphasis on variable pay, which can only be earned based on the key performance objectives discussed in the section below.

Stockholder Approval of 2018 Executive Compensation

At our 2018 annual meeting of stockholders, our stockholders voted, in a non-binding advisory vote, to approve the compensation of our named executive officers (with an approval representing over 98% of the shares represented in person or by proxy at the meeting and entitled to vote). Our Compensation Committee reviewed the result of the stockholders’ advisory vote on executive compensation and, in light of the approval by a substantial majority of stockholders, did not implement changes to the executive compensation programs as a result of the vote.

Determination of Executive Compensation

Role of the Compensation Committee and Management in Compensation Decisions

The Compensation Committee administers the compensation program for all officers, including the named executive officers. The Compensation Committee is comprised of five independent directors, each of whom is a “non-employee director” under Rule 16b-3 of the Exchange Act. The Compensation Committee’s overarching goal is to create executive compensation programs that align management and stockholder interests over the long-term and that allow us to recruit and retain a highly capable management team. The Compensation Committee considers management input on executive compensation programs but relies on its outside consultant for perspective and leading practice guidance. The compensation consultant also provides leading practice data for the airline industry and Fortune 500 companies generally.

Some of the elements we consider when designing compensation policies include attrition, diversity, and executive development needs. Management also will from time to time bring matters to the attention of the Compensation Committee that might require alterations to compensation policies, especially when they have identified specific circumstances that require additional executive talent or unique executive skills that we may not currently have in place. Our Chief Executive Officer also provides input and recommendations based on his direct knowledge of the other named executive officers’ individual performance and contributions given the scope of their responsibilities.

Use of Compensation Consultants

The Compensation Committee retained Willis Towers Watson in 2018 as its independent compensation consultant. The Compensation Committee has sole authority with regard to the decision to retain the compensation consultant and, while the compensation consultant interacts with management from time to time in order to best coordinate with and deliver services to the Compensation Committee, it reports directly to the Compensation Committee with respect to its executive compensation consulting advice. Management also engaged Willis Towers Watson in 2018 to perform other services for the Company that are not part of the executive compensation services provided to the Compensation Committee or the director compensation services provided to the Corporate Governance and Nominating Committee. For a description of these services and fee information, see the section entitled “Information About the Board of Directors and Corporate Governance—Compensation Committee Process for Executive Compensation” beginning on page 30. The Compensation Committee has assessed whether the services provided by Willis Towers Watson or any other relationships raised any conflicts of interest pursuant to SEC and NASDAQ rules, and has concluded that no such conflicts of interest exist.

Use of Market Data and Tally Sheets

In order to ensure a competitive design for our executive compensation program, our Compensation Committee, with advice and analysis from its compensation consultant, reviews our program against those of our largest competitors, Delta

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and United. In addition, in 2018, we validated the total target direct compensation of our top executives against Willis Towers Watson’s database of similarly sized companies.

For 2018, our annual review of executive compensation also included tally sheets for our executive officers. Each tally provides an overview of total compensation targets as well as estimated upcoming short- and long-term incentive payments. The Compensation Committee used these forward-looking compensation summary sheets to provide a comprehensive picture of each executive officers’ estimated future compensation.

Executive Compensation Mix with an Emphasis on Performance-Based Pay

As described above, our executive compensation structure includes both fixed and performance-based pay. Specifically, our executive compensation structure consists of three core components which align management and stockholder interests:

•	a base salary paid in cash;

•	an annual incentive program paid in cash based on achievement of annual profitability targets; and

•	a long-term equity incentive program in the form of RSUs that incorporate both performance- and time-vesting components.

The overarching goal is to align executive and stockholder interests, so the executive compensation programs emphasize pay for performance (such that compensation is paid only if we meet pre-determined performance targets) and equity-based compensation tied to our stock performance. For 2018, our named executive officers’ fixed compensation was at or below 15% of target total compensation, reflecting a heavy weighting on variable or performance-based compensation vesting over multiple time periods, with Mr. Parker’s direct compensation provided 100% in the form of long-term equity incentives.

Base Salary

Base salaries provide a secure, consistent amount of fixed pay that compensates executives for their scope of responsibility, competence and performance. While we aim to establish competitive compensation, our greater focus is on establishing a culture where creating long-term value for our stockholders is always at the forefront of our leadership team’s decision-making. We believe that our reduced emphasis on fixed compensation, achieved through below-median base salaries combined with higher levels of target variable cash incentives and equity compensation, allows us to retain our management team and recruit from other network airlines and general industry while also emphasizing our pay-for-performance philosophy.

As discussed above, Mr. Parker’s direct compensation for 2018 was provided 100% in the form of long-term equity incentives, and he received no any base salary. In 2018, our other named executive officers were eligible for a 2.5% salary increase over 2017 levels, consistent with merit increases in the total direct compensation for the general management employee population. The 2018 base salary level for Mr. Isom was set at $736,000 and for Messrs. Kerr, Johnson and Ms. Leibman were set at $638,000, effective September 10, 2018.

Annual Cash Incentive Program

The second core component of our overall compensation program is a short-term cash incentive program. We have implemented an annual cash incentive program based on pre-established adjusted pre-tax income targets. We believe that pre-tax income is an effective way to capture cost management and revenue performance. Annual incentives also serve as a retention tool as employees generally must remain employed through the payment date in order to receive payment of any potential annual incentive program awards.

For 2018, the named executive officers (other than Mr. Parker, who received his compensation entirely in the form of long-term equity incentives, as discussed above) participated in the 2018 STIP. Payouts under the 2018 STIP were tied to the achievement of pre-established adjusted pre-tax income goals (excluding special items, profit sharing and annual incentive programs and related payroll taxes and 401(k) company contributions). The Compensation Committee is committed to setting rigorous goals under the STIP.

For 2018, the Compensation Committee maintained the threshold, target and maximum adjusted pre-tax income levels (excluding special items, profit sharing and annual incentive programs and related payroll taxes and 401(k) company contributions) at $3.0 billion, $5.0 billion, and $7.0 billion, respectively, as in 2017. The Compensation Committee believed the target level of $5.0 billion would be a challenging goal for 2018, as it was significantly above the budgeted pre-tax income excluding special item projections for 2018, taking into account a variety of factors, including higher forecasted fuel prices in 2018 than 2017 and

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increased payroll and benefits expense. In consideration of these factors, the Committee set the following threshold, target, and maximum performance levels for the financial metrics, as well as the corresponding annual incentive funding levels:

	2018 Adjusted Pre-tax Income ($)(in billions)	Funding Level (% of Target)

<Threshold	<3.0	0%

Threshold	3.0	50%

Target	5.0	100%

Maximum	7.0	200%

Any performance falling between threshold, target and maximum levels would result in an adjustment of funding level based on straight-line interpolation. The 2018 target bonus opportunities for the participating named executive officers were set at the same levels as in 2017 as shown in the table below.

Named Executive Officer	2018 Target Payout Level as a Percentage of Base Salary

Robert Isom	175%

Derek Kerr	125%

Maya Leibman	125%

Steve Johnson	125%

As in 2017, for 2018, payouts for our named executive officers were determined solely based on the achievement of the corporate performance objectives, without regard to individual performance.

In 2018, we achieved an adjusted pre-tax income (excluding special items, profit sharing and annual incentive programs and related payroll taxes and 401(k) company contributions) of approximately $3.0 billion, which corresponded to achievement at 50.48% of the target level under the 2018 STIP. The following table shows the 2018 target goal, actual performance and funding level for the 2018 STIP.

Performance Goal	2018 Target Performance Goal ($)(in billions)	Actual Performance ($)(in billions)	Funding Level (% of target)

2018 Adjusted Pre-tax Income(a)	5.0	3.0	50.48%

(a)

Represents income before income taxes for the year ended December 31, 2018, excluding special items (as detailed on pages 43-45 of AAG’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 26, 2019) and profit sharing and annual incentive programs and related payroll taxes and 401(k) company contributions.

Based on the funding level as described above, each named executive officer other than Mr. Parker received a bonus at 50.48% of target under the 2018 STIP. The dollar amounts of the bonuses paid to our named executive officers under the 2018 STIP are set forth in the “Summary Compensation Table” on page 55.

The 2019 Short-term Incentive Program retains the same design and performance goals used in 2018 for our named executive officers.

Long-Term Incentive Programs

The third core component of our overall compensation program is a long-term equity incentive program that focuses our executives on our performance over time and further links the interests of recipients and stockholders. Stock-based awards, coupled with performance- and time-vesting requirements, provide an appropriate incentive to our executives to remain with the Company and meet the long-term goal of maximizing stockholder value. Consistent with our emphasis on pay for performance and our commitment to long-term value creation for our stockholders, our named executive officers’ total target direct compensation is weighted heavily toward long-term equity awards, with Mr. Parker’s total target direct compensation comprised 100% of long-term equity awards.

The Compensation Committee determines the value of long-term equity awards to be granted to an executive officer based upon the executive’s level of responsibility and job classification level and the results of compensation market analyses.

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For 2018, our long-term incentive program included both performance- and time-vesting components, each weighted 50% by value (other than with respect to Mr. Parker). Mr. Parker’s annual grant was weighted approximately 54% performance-vesting and 46% time-vesting by value, reflecting the relative proportions from 2015 when he began to be compensated solely in equity awards. At that time, the value of his base salary was added to his time-vesting award and his target STI value was added to his performance-vesting award, resulting in a split of 54% performance-vesting awards and 46% time-vesting awards.

For 2018, the annual grants to our named executive officers under our long-term incentive plan were made in February. Two-thirds of the time-vesting RSUs vest in February 2019 and the remaining one-third vest in February 2020, subject to each executive’s continued employment with the Company. The performance-vesting RSUs vest based on the Company’s achievement of pre-tax income margin, excluding special charges, over a three-year performance period, with an additional adjustment pursuant to which the number of shares vesting will be increased or decreased by up to 25% based on the Company’s relative TSR ranking. The maximum number of shares that may be issued in respect of each performance-vesting RSU, taking into account the Company’s relative TSR ranking, remains at 200%. Pre-tax income margin is measured over the three-year period from January 1, 2018 to December 31, 2020, relative to the weighted average pre-tax income margin of a peer group comprised of Delta, United, Southwest, JetBlue, Alaska and Spirit. TSR is measured based on the 20-day average stock price prior to February 20, 2018 and the 20-day average stock price ending on February 20, 2021, calculated assuming reinvestment of dividends, and is ranked relative to the same peer group of airlines.

Pre-Tax Income Margin Performance Relative to Peer Group	Payout (as a % of Target)

150% or higher	160%

100%	100%

50%	66 2/3%

Less than 50%	0%

TSR Modifier

1 or 2 ranking = 125%

3, 4 or 5 ranking = 100%

6 or 7 ranking = 75%

In the event that the Company’s pre-tax income margin is negative for the performance period, pre-tax income achievement would be capped at 100%, and in the event the Company’s TSR is negative for the performance period, the TSR modifier would be capped at 100%. Linear interpolation will be used to determine the payouts for performance attained between 50% and 100% and between 100% and 150% of the peer group weighted average pre-tax income margin.

For our named executive officers, the Compensation Committee determined to award target grant values with a 3% increase over 2017 target grant values, consistent with the standard increase under our long-term incentive program at all levels made in each of the last two years. For Mr. Parker, this resulted in annual target compensation set at $11,670,000. The number of shares subject to each RSU award was determined by dividing the target grant value by our closing stock price on the date of grant.

Please see the Grants of Plan-Based Awards table below for a description of the grants awarded to our named executive officers during 2018. For the performance-vesting component of the RSU grants, the values included in the Summary Compensation Table and the Grants of Plan-Based Awards Table reflect the accounting grant date fair value of the grants. These values do not reflect amounts actually realizable by our named executive officers, which will depend on our relative pre-tax income margin and total stockholder return performance over three years. As shown in the chart above under “Realizable Compensation Significantly Less Than Targeted Compensation,” our named executive officers’ three-year and one-year average target compensation was significantly higher than their realizable compensation for the same period. For our CEO, as of December 31, 2018, his three-year average realizable compensation was only 61% of targeted compensation, and for our other named executive officers, their three-year average realizable compensation was only 72% of targeted compensation. As of December 31, 2018, our CEO’s 2018 realizable compensation was only 46% of his

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targeted compensation, and for our other named executive officers, their average 2018 realizable compensation was only 55% of their targeted compensation.

The Compensation Committee has adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity awards, other than new hire, promotion or special purpose grants, will be granted once per year at that second regularly scheduled meeting of the Compensation Committee or at an Equity Incentive Committee meeting (with respect to awards to non-executive employees) or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible.

2016 Equity Awards

Our named executive officers’ 2016 annual equity grants were comprised of both time-vesting and performance-vesting RSUs. The performance-vesting RSUs vested based on the Company’s achievement of a pre-tax income margin, excluding special charges, for the three years ending December 31, 2018 relative to the weighted average pre-tax income margin over the same period for a pre-defined group of airlines. Based on our achievement of 72.5% relative to this peer group, which was certified by the Compensation Committee on April 17, 2019, 0.725 shares of common stock were eligible to vest in respect of each RSU. These RSUs vested on April 20, 2019.

Change in Control and Severance Benefits

Change in control and severance benefits are a customary component of executive compensation, which are generally used to reinforce and encourage executives’ continued attention and dedication to their assigned duties without the distraction arising from the possibility of a change in control. While we have historically provided change in control severance benefits pursuant to employment agreements or change in control severance agreements with our named executive officers for these reasons, as discussed more fully below, since April 2017, none of our executive officers has been a party to any individual employment or severance agreement providing change in control or severance benefits. Information on the estimated payments and benefits that our named executive officers would have been eligible to receive in the event of a termination or change in control as of December 31, 2018 pursuant to our equity plans, STIP and other arrangements are set forth in “Potential Payments Upon Termination or Change in Control” beginning on page 61.

Mr. Parker

As required by the terms of the merger agreement with US Airways, we assumed the employment agreement Mr. Parker had entered into with US Airways prior to 2010, which provided for severance payments upon qualifying terminations, including certain terminations following a change in control, and termination other than for misconduct or a resignation for good reason. In April 2016, at Mr. Parker’s request, our Compensation Committee agreed to eliminate Mr. Parker’s employment agreement, and Mr. Parker is no longer contractually entitled to the change in control and severance protections provided by the employment agreement.

In connection with the replacement of Mr. Parker’s cash compensation with equity compensation starting on May 1, 2015, the Compensation Committee determined that in light of the fact that equity awards granted to Mr. Parker in lieu of his cash compensation are subject to extended vesting periods, in the event of Mr. Parker’s termination of employment for any reason other than misconduct, certain of Mr. Parker’s equity incentives will vest to the extent necessary to keep Mr. Parker whole for the value of the base salary or annual target cash incentive Mr. Parker otherwise would have received through his termination date. If Mr. Parker’s employment had been terminated as of December 31, 2018, the value of the accelerated portion of his equity incentives would have been $3.6 million.

Former US Airways Executive Officers

We also assumed the executive change in control and severance benefits agreements of Messrs. Isom, Kerr and Johnson, and Ms. Elise Eberwein, each of whom served at US Airways prior to our merger with US Airways. Each of these agreements was entered into with US Airways prior to 2010 and provided for severance payments upon qualifying terminations. In April 2017, at their request, Messrs. Isom, Kerr and Johnson, and Ms. Eberwein, voluntarily terminated their agreements. As a result of the voluntary forfeiture of these agreements, our executive officers are no longer contractually entitled to any cash severance or continued healthcare benefits upon any termination, nor are we contractually obligated to provide a gross-up to cover any excise taxes incurred by them under Section 4999 of the Code.

Equity Incentive Plans

In addition to the change in control and severance benefits described above, pursuant to the grant agreements under the Company’s 2013 Incentive Award Plan (the “AAG 2013 IAP”) and the US Airways Group, Inc. 2011 Incentive Award Plan

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(the “2011 Plan”), our employees are entitled to full acceleration of their SARs and RSUs in the event of (i) a termination due to death or disability or (ii) a change in control, as well as full acceleration of SARs upon retirement. SARs granted under the 2011 Plan are also subject to extended exercise periods in the event of certain terminations as described in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control” beginning on page 61.

Other Benefits and Perquisites

We maintain broad-based employee benefit plans in which all employees, including the named executive officers, participate, such as group life and health insurance plans and a 401(k) plan. These benefits are provided as part of the basic conditions of employment that we offer to other U.S.-based team members.

Enhanced Benefits

We continue to provide certain enhanced benefits to our named executive officers. These benefits provide convenience and support services that allow our executives to more fully focus attention on carrying out their responsibilities to our stockholders. These benefits are common in the airline industry and consequently are necessary for us to be competitive in recruiting and retaining talented executives. The incremental cost to us of providing these benefits is not material.

Following standard airline industry practice, we provide certain flight privileges to our employees. Free flights on our airline are available to all employees, and “positive space” flight privileges are provided to the named executive officers. We believe that providing such flight privileges for the named executive officers is consistent with airline industry practice and that competitive flight privileges are needed for the recruitment and retention of the most senior employees. By providing positive space flight privileges to our executives, we are able to offer a unique and highly-valued benefit at a low cost. This benefit also encourages executives to travel on the airline frequently, and while doing so, meet and listen to employees, solicit feedback from employees and customers, audit aircraft and facility appearance and quality, and monitor operational performance throughout the domestic and international route system. In addition, as in prior years, we cover the income tax liabilities of our named executive officers related to those flight privileges, which is consistent with industry practice.

The positive space flight privileges provided to the named executive officers include unlimited reserved travel in any class of service for the executive and his or her immediate family, including eligible dependent children, for personal purposes. The executive officer and his or her immediate family, including eligible dependent children, also have access to our Admirals Club® travel lounges at various airports. The executives are also eligible for 12 free round-trip passes or 24 free one-way passes each year for reserved travel for non-eligible family members and friends, and we cover the income tax liability related to these flight privileges. The named executive officers are required to pay any international fees and taxes, if applicable.

We also offer our named executive officers perquisites in the form of financial advisory services and executive physicals. We will reimburse up to $4,500 annually for their personal tax planning, estate planning and retirement planning services from a certified financial planner, certified public accountant, or attorney. We will pay the full cost of their annual physicals and additional diagnostic tests recommended by the provider.

Mr. Parker is a participant in the Charitable Contribution Program, under which US Airways paid annual premiums on a joint life insurance policy. Under the program established by America West in 1994, a $1 million death benefit will be donated to one or more qualifying charitable organizations chosen by Mr. Parker. For a more detailed description of the charitable contribution program, see the narrative above under the Director Compensation table.

For additional information on any individual benefits provided to the named executive officers on an individual basis, see the section entitled “Executive Compensation—Summary Compensation Table” beginning on page 55.

AMR Legacy Retirement Programs

As a former AMR executive, Ms. Leibman participates in certain retirement plans we assumed from AMR in connection with the merger, including the Retirement Benefit Plan of American Airlines, Inc. for Agent, Management, Specialist, Support Personnel and Officers (the “AMR Retirement Benefit Plan”) and the Supplemental Executive Retirement Program for Officers of American Airlines, Inc. (the “AMR Non-Qualified Plan”). All benefits under the AMR Retirement Benefit Plan were frozen for all employees as of October 31, 2012. Effective upon the freeze of benefit accruals under the AMR Retirement Benefit Plan, AMR began making matching contributions under the American Airlines, Inc. 401(k) Plan (the “AA 401(k) Plan”) to eligible employees, including Ms. Leibman, up to 5.5% of eligible earnings. Like the AMR Retirement Benefit Plan, as of October 31, 2012, the defined benefits portion of the AMR Non-Qualified Plan was frozen.

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For further details regarding AMR’s legacy retirement plans, see the sections entitled “Executive Compensation—Pension Benefits” beginning on page 59 and “Executive Compensation—Non-Qualified Deferred Compensation” beginning on page 60 and the accompanying narrative discussion and footnotes that follow those tables.

Continuing Focus on Leading Practices

Stock Ownership Guidelines

We have implemented stock ownership guidelines for our executive officers. Executives are required to hold a number of shares of stock equal to the lesser of either (i) a fixed number of shares or (ii) a number of shares with a total value equal to a designated multiple of their base salary, as provided in the table below. Ownership is determined based on the combined value of the following executive holdings: (a) shares owned outright or by immediate family members residing in the same household or in a trust for the benefit of the executive or an immediate family member; (b) Common Stock, stock units or other stock equivalents obtained through the exercise of SARs/stock options or vesting of equity awards; (c) unvested equity awards granted under any equity and deferral plans; and (d) other stock or stock equivalent awards determined by the Corporate Governance and Nominating Committee. Executives have five years from the later of the effective time of the merger with US Airways or the time of hire to comply with the ownership guidelines. Under the guidelines, until an executive has reached the minimum ownership guideline, such executive may not sell or otherwise dispose of shares of Common Stock acquired upon the exercise, vesting or settlement of any equity awards granted by us except to the extent such sales do not cumulatively exceed 50% of such shares. Each of our executive officers currently owns shares that substantially exceed the minimum ownership guidelines.

Stock Ownership Guidelines

Position/Levels	Multiple of Base Salary		Fixed Shares

Chief Executive Officer	$4,305,000	(a)	116,667

President	3x		54,167

Executive Vice President	3x		47,917

(a)

With respect to Mr. Parker, the multiple of base salary was set at a dollar level equal to six times his base salary in effect immediately prior to May 1, 2015, because effective as of such time, Mr. Parker no longer received any base salary.

Clawback Policy

We have adopted a clawback policy that applies to all executive officers and covers all compensation under the cash incentive programs and all equity awards. The policy applies in the event our financial statements are restated as a result of material non-compliance with financial reporting rules and provides the Board of Directors with broad discretion as to what actions may be taken based on circumstances leading to the restatement, including recovery of incentive-based compensation received by an executive officer during the three-year period preceding the restatement in excess of what the executive officer would have been paid under the restatement. The Compensation Committee is monitoring regulatory developments with respect to compensation recoupment policies and will recommend to the Board of Directors any changes to the current policy that are necessary or appropriate in light of guidance issued by the SEC.

Prohibition on Hedging and Pledging

Our insider trading policy prohibits our executive officers and directors from hedging the economic risk of security ownership. In addition, our executive officers and directors are prohibited from pledging Company securities to secure margin or other loans.

Section 280G/Section 4999 Policy

We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Tax Considerations

Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees included the Chief Executive Officer and the next three most highly compensated executive officers serving at the end of the fiscal year (other than the Chief Financial Officer), and performance-based compensation arrangements could qualify for an exemption from the deduction limit if they satisfied various requirements under Section 162(m) of the Code. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this “qualified performance-based compensation” exception was eliminated, and the

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definition of covered employees was expanded to generally include all named executive officers. Although we maintain compensation plans that were intended to permit the award of deductible compensation as qualified performance-based compensation under Section 162(m) prior to the Tax Cuts and Jobs Act of 2017, subject to the Act’s transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1 million.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018.

Respectfully submitted,

Compensation Committee

Denise O’Leary (Chair)

Jim Albaugh

Jeff Benjamin

Alberto Ibargüen

Rich Kraemer

This report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

The following table lists AAG’s executive officers as of April 29, 2019, including their ages and principal occupations.

Name	Age	Title
W. Douglas Parker	57	Chairman and Chief Executive Officer
Robert D. Isom, Jr.	55	President
Elise R. Eberwein	53	Executive Vice President—People and Communications
Stephen L. Johnson	62	Executive Vice President—Corporate Affairs
Derek J. Kerr	54	Executive Vice President and Chief Financial Officer
Maya Leibman	53	Executive Vice President and Chief Information Officer

Below is certain information as of April 29, 2019, regarding our executive officers other than Doug Parker. For similar information regarding Mr. Parker as of April 29, 2019, see the section entitled “Proposal 1: Election of Directors” beginning on page 6.

Robert Isom

Robert Isom is President for AAG and American, a position he has held since August 2016. He also serves on the board of directors of American, a position he has held since August 2016. From 2013 to 2016, Mr. Isom served as Executive Vice President and Chief Operating Officer for AAG and American, after holding those same positions at US Airways from 2007 to 2013. Prior to joining US Airways, Mr. Isom served as Chief Restructuring Officer for GMAC, LLC. Before that, he was Senior Vice President, Ground Operations and Airport Customer Service, for Northwest Airlines. Mr. Isom also served as Vice President, International, and Vice President, Finance, for Northwest Airlines. Between 1995 and 2000, he was with America West and held executive roles in revenue management, operations and finance. Mr. Isom started his career at The Procter & Gamble Company.

Elise Eberwein

Elise Eberwein is Executive Vice President—People and Communications for AAG and American, positions she has held since December 2013. Previously, Ms. Eberwein served as Executive Vice President—People, Communications and Public Affairs for US Airways, her role since 2009. Ms. Eberwein has nearly 30 years of industry experience and joined AWA in 2003 as Vice President, Corporate Communications, from Denver-based Frontier Airlines. She began her career as a flight attendant for TWA and held a variety of positions at TWA in operations, marketing and communications.

Steve Johnson

Steve Johnson is Executive Vice President—Corporate Affairs for AAG and American, positions he has held since December 2013. He also serves on the board of directors of American, a position he has held since December 2013 and on the board of directors of WIZZ Air Holdings PLC, a European airline company that trades on the London Stock Exchange. Previously, Mr. Johnson served as Executive Vice President—Corporate and Government Affairs for US Airways, his role since 2009. From 2003 to 2009, Mr. Johnson was a partner at Indigo Partners LLC, a private equity firm specializing in acquisitions and strategic investments in the airline, air finance and aerospace industries. Between 1995 and 2003, Mr. Johnson held a variety of positions with America West prior to its merger with US Airways, including Executive Vice President—Corporate. Prior to joining America West, Mr. Johnson served as Senior Vice President and General Counsel at GPA Group plc. He was also an attorney at Seattle-based law firm Bogle & Gates, where he specialized in corporate and aircraft finance and taxation.

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Derek Kerr

Derek Kerr is Executive Vice President and Chief Financial Officer for AAG and American, positions he has held since December 2013. Previously, Mr. Kerr served as Executive Vice President and Chief Financial Officer for US Airways, a role that he began in 2005. Prior to that, he was Senior Vice President and Chief Financial Officer of America West, a role he began in 2002. He joined America West in 1996 as senior director, planning, and was promoted to Vice President, Financial Planning and Analysis, in 1998. In 2002, Mr. Kerr was promoted to Senior Vice President, Finance, adding responsibility for purchasing and fuel administration. Prior to joining America West, Mr. Kerr served in various financial planning and analysis positions with Northwest Airlines. Previously, Mr. Kerr was a flight test coordinator/control engineer with Northrop Corporation’s B-2 Division.

Maya Leibman

Maya Leibman is Executive Vice President and Chief Information Officer for AAG and American, positions she has held since November 2015. Previously, she served as Senior Vice President and Chief Information Officer from January 2012 to November 2015. Prior to her role as Chief Information Officer, Ms. Leibman was President of the AAdvantage loyalty program from 2010 to 2012. From 2001 to 2010, Ms. Leibman held several positions in the Information Technology department, culminating in the position of Vice President, Business Operations Systems from 2006 to 2010. Ms. Leibman joined American in 1994 in the Revenue Management department.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides compensation earned by our named executive officers in the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Doug Parker(a)	2018	-	-	11,939,000	-	-	60,517	11,999,517
Chairman and Chief	2017	-	-	11,974,000	-	-	201,486	12,175,486
Executive Officer	2016	-	-	11,000,000	-	-	140,763	11,140,763
Robert Isom	2018	722,329	-	5,260,000	649,686	-	54,511	6,686,526
President	2017	710,769	-	5,263,000	993,235	-	126,877	7,093,881
	2016	641,306	-	4,635,000	1,176,667	-	99,141	6,552,114
Derek Kerr	2018	626,421	-	2,790,000	402,445	-	31,287	3,850,153
Executive Vice	2017	616,396	-	2,792,000	615,264	-	84,806	4,108,466
President and Chief	2016	600,936	-	2,575,000	948,525	-	66,521	4,190,982
Financial Officer
Steve Johnson	2018	626,421	-	2,790,000	402,445	-	78,878	3,897,744
Executive Vice	2017	616,396	-	2,792,000	615,264	-	122,536	4,146,196
President Corporate	2016	600,936	-	2,575,000	948,525	-	96,025	4,220,486
Affairs
Maya Leibman	2018	626,421	-	2,790,000	402,445	-	42,402	3,861,268
Executive Vice	2017	616,396	-	2,792,000	615,264	41,220	93,933	4,158,813
President and Chief	2016	600,936	-	2,575,000	948,525	31,652	95,814	4,251,927
Information Officer

(a)

On April 20, 2015, the Compensation Committee adjusted the compensation program for Mr. Parker to provide 100% of his direct compensation in the form of equity incentives. Effective as of May 1, 2015, the Company no longer paid Mr. Parker a cash base salary, and he ceased participation in the Company’s annual cash incentive program. Mr. Parker’s subsequent annual equity grants were set at a level intended to, among other things, capture the value of his forgone base salary, target cash incentive opportunity under the Short-term Incentive Program and the value of his 401(k) match.

(b)

Amounts in this column represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of RSUs granted by the Company during each of the fiscal years ending December 31, 2018, 2017 and 2016, respectively, to the named executive officers. The grant date fair value, as calculated in accordance with ASC Topic 718, of time-based RSUs is equal to the number of shares underlying the RSUs, multiplied by the closing price of our Common Stock on the date of grant. With respect to the performance-based RSUs with a TSR modifier market condition, as described in the Compensation Discussion and Analysis—Long-Term Incentive Programs on page 46, granted during fiscal years 2018 and 2017, the grant date fair value is equal to the number of shares that would be earned assuming achievement of the probable outcome of the relative pre-tax income margin performance condition, multiplied by the fair value per share determined using a Monte Carlo simulation model in accordance with applicable accounting rules. The aggregate maximum fair value of the 2018 performance-based RSUs assuming the highest level of achievement of the performance condition is as follows: Mr. Parker $10,513,000, Mr. Isom $4,296,000, Mr. Kerr $2,279,000, Mr. Johnson $2,279,000 and Ms. Leibman $2,279,000.

(c)

For 2018, amounts represent payments under the 2018 STIP. For additional information on these payouts, see the section entitled “Compensation Discussion and Analysis—Annual Cash Incentive Program” beginning on page 45.

(d)

Amounts shown represent the change in the actuarial present value of the accumulated benefit under the AMR Retirement Benefit Plan and the AMR Non-Qualified Plan during the applicable year. Both of these plans were frozen as of October 2012. For Ms. Leibman, the only named executive officer who participates in the AMR Retirement Benefit Plan and the AMR Non-Qualified Plan, in accordance with applicable SEC rules, no amount is included in the table, since the present value of her accrued benefit as of December 31, 2018 was $30,766 less than the present value of her accrued benefit as of January 1, 2018. For additional information on these plans, see the sections entitled “Compensation Discussion and Analysis—AMR Legacy Retirement Programs” beginning on page 49 and “Pension Benefits” on page 59.

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(e)

The following table provides the amounts of other compensation, including perquisites, paid to, or on behalf of, named executive officers during 2018 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company. Beginning in 2018, the amounts included in the “All Other Compensation” column no longer capture dividends accrued and paid on RSUs upon vesting as the dividend rights were captured in the grant date fair value of RSU awards granted on and after 2015.

	Doug Parker ($)	Robert Isom ($)	Derek Kerr ($)	Steve Johnson ($)	Maya Leibman ($)

Flight Privileges(a)	27,473	20,632	8,609	33,859	13,015

Life Insurance Premiums(b)	6,240	-	-	-	-

Medical Examinations	6,200	-	3,053	-	-

Financial Advisory Services	-	3,280	4,500	4,500	4,500

Gross-Up Payments(c)	20,604	15,474	-	25,394	9,762

401(k) Company Contributions	-	15,125	15,125	15,125	15,125

(a)

Amounts represent flight privileges provided for unlimited, top-priority reserved travel in any class of service, for the named executive officer and his or her immediate family, and up to 12 round-trip or 24 one-way passes for non-eligible family members and friends. Amounts for Messrs. Parker, Isom and Johnson and Ms. Leibman represent the actual value of travel utilized by those named executive officers and their respective eligible dependents during 2018. Amount for Mr. Kerr represents the 2018 annuitized value of his lifetime flight benefits. Mr. Kerr previously vested into lifetime travel privileges in connection with the merger of US Airways and America West.

(b)	Amount represents the portion of premiums paid by the Company attributable to Mr. Parker for a life insurance policy under the America West Directors’ Charitable Contribution Program.

(c)	Amount represents tax gross-up payments with respect to flight privileges.

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Grants of Plan-Based Awards in 2018

The following table provides information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Doug Parker		-	-	-
	2/20/2018				60,922	121,844	243,688				6,571,000
	2/20/2018							103,793			5,368,000
Robert Isom		643,508	1,287,016	2,574,032
	2/20/2018				24,894	49,787	99,574				2,685,000
	2/20/2018							49,787			2,575,000
Derek Kerr		398,618	797,236	1,594,472
	2/20/2018				13,204	26,407	52,814				1,424,000
	2/20/2018							26,407			1,366,000
Steve Johnson		398,618	797,236	1,594,472
	2/20/2018				13,204	26,407	52,814				1,424,000
	2/20/2018							26,407			1,366,000
Maya Leibman		398,618	797,236	1,594,472
	2/20/2018				13,204	26,407	52,814				1,424,000
	2/20/2018							26,407			1,366,000

(a)

Reflects potential payouts under the 2018 STIP. For each participating named executive officer, actual payments for 2018 were 50.48% of his or her target bonus opportunity. See the “Summary Compensation Table” on page 55.

(b)

Represents the performance-vesting portion of each named executive officer’s 2018 RSU awards that vest on February 20, 2021, subject to the executive’s continued employment, based on the Company’s achievement of (i) a pre-tax income margin for the three years ending December 31, 2020 relative to the pre-tax income margin over the same period for a pre-defined group of airlines and (ii) compound annual total stockholder return for the three years ending on February 20, 2021 relative to the compound annual total stockholder return over the same period for a pre-defined group of airlines. The number of shares that will be issued with respect to the performance-vesting RSUs varies between 50% and 200% depending on the Company’s relative performance, and no shares will be issued if threshold performance is not achieved.

(c)

Represents the time-vesting portion of each named executive officer’s 2018 RSU awards that vest, subject to the executive’s continued employment, with respect to two-thirds of the shares on February 20, 2019 and with respect to one-third of the shares on February 20, 2020.

(d)

For the time-based vesting portion of each named executive officer’s 2018 RSUs awards, the grant date fair value is equal to the number of shares underlying the RSUs, multiplied by the closing price of our Common Stock on the date of grant. For the performance-vesting TSR modifier portion of each named executive officer’s 2018 RSU awards, the grant date fair value is equal to the number of shares that would be earned assuming achievement of the probable outcome of the relative pre-tax income margin performance condition, multiplied by the fair value per share determined using a Monte Carlo simulation model in accordance with applicable accounting rules.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2018.

	Option/Stock Appreciation Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(g)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(g)
Doug Parker	294,748	-	7.62	4/11/2019	103,793	(a)	3,332,793	121,844	(d)	3,912,411
					37,272	(b)	1,196,804	131,264	(e)	4,214,887
								104,327	(f)	3,349,940
Robert Isom	-	-	-	-	49,787	(a)	1,598,661	49,787	(d)	1,598,661
					17,880	(b)	574,127	53,637	(e)	1,722,284
					13,088	(c)	420,256
								27,135	(f)	871,305
Derek Kerr	-	-	-	-	26,407	(a)	847,929	26,407	(d)	847,929
					9,484	(b)	304,531	28,449	(e)	913,497
								22,613	(f)	726,103
Steve Johnson	117,287	-	7.62	4/11/2019	26,407	(a)	847,929	26,407	(d)	847,929
					9,484	(b)	304,531	28,449	(e)	913,497
								22,613	(f)	726,103
Maya Leibman	-	-	-	-	26,407	(a)	847,929	26,407	(d)	847,929
					9,484	(b)	304,531	28,449	(e)	913,497
								22,613	(f)	726,103

(a)	Two-thirds of the RSUs vested on February 20, 2019 and, subject to continued employment, one-third will vest on February 20, 2020.

(b)	100% of the RSUs vested on April 25, 2019.

(c)	Subject to continued employment, 100% will vest on October 18, 2019.

(d)

Represents RSUs that will vest, subject to continued employment, on February 20, 2021 based on the Company’s achievement of (i) a pre-tax income margin for the three years ending December 31, 2020 relative to the pre-tax income margin over the same period for a pre-defined group of airlines and (ii) compound annual total stockholder return for the three years ending on February 20, 2021 relative to the compound annual total stockholder return over the same period for a pre-defined group of airlines. The number of shares that will be issued with respect to the performance-vesting RSUs varies between 50% and 200% depending on the Company’s relative performance, and no shares will be issued if threshold performance is not achieved. Because such RSUs were tracking at between threshold and target performance as of December 31, 2018, in accordance with SEC rules, the target number of RSUs is shown.

(e)

Represents RSUs that will vest, subject to continued employment, on April 25, 2020 based on the Company’s achievement of (i) a pre-tax income margin for the three years ending December 31, 2019 relative to the pre-tax income margin over the same period for a pre-defined group of airlines and (ii) compound annual total stockholder return for the three years ending on April 25, 2020 relative to the compound annual total stockholder return over the same period for a pre-defined group of airlines. The number of shares that will be issued with respect to the performance-vesting RSUs varies between 50% and 200% depending on the Company’s relative performance, and no shares will be issued if threshold performance is not achieved. Because such RSUs were tracking at between threshold and target performance as of December 31, 2018, in accordance with SEC rules, the target number of RSUs is shown.

(f)

Represents performance-vesting RSUs granted in 2016 and with respect to which performance conditions were achieved and certified to by the Compensation Committee on April 17, 2019, based on the Company’s achievement of a pre-tax income margin for the three years ending December 31, 2018 relative to the pre-tax income margin over the same period for a pre-defined group of airlines. Based on our achievement of 72.5% pre-tax income relative to this peer group, 0.725 shares of common stock were eligible to vest in respect of each RSU.

(g)	The market value of RSUs was calculated by multiplying $32.11, the closing price of a share of our Common Stock on December 31, 2018, by the number of unvested RSUs outstanding under the award.

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Options Exercised and Stock Vested

The following table provides information regarding all exercises of SARs and the vesting of RSUs held by the named executive officers during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Doug Parker	437,356	19,188,988	211,793	9,793,623
Robert Isom	-	-	92,820	4,066,111
Derek Kerr	-	-	55,612	2,548,630
Steve Johnson	-	-	55,612	2,548,630
Maya Leibman	-	-	54,303	2,457,381

(a)	Represents the market price at the time of exercise of SARs, net of the exercise price.

(b)	Represents the closing market price of a share of our Common Stock on the date of vesting, multiplied by the number of shares that vested.

Pension Benefits

The following table summarizes the present value of the accumulated pension benefits of Ms. Leibman, the only named executive officer who participated in the AMR Retirement Benefit Plan and the AMR Non-Qualified Plan as of December 31, 2018. On October 31, 2012, in connection with the voluntary cases commenced by AMR under chapter 11 of title 11 of the Code (the “Chapter 11 Cases”), credited service and benefit accruals under both the AMR Retirement Benefit Plan and the defined benefit portion of the AMR Non-Qualified Plan were frozen for all participants (including Ms. Leibman).

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Maya Leibman	AMR Retirement Benefit Plan	5.261	253,905	-
	AMR Non-Qualified Plan	5.261	45,650	-

Discussion Regarding the Pension Benefits Table

AMR Retirement Benefit Plan

The AMR Retirement Benefit Plan is a defined benefit plan that complies with the Employee Retirement Income Security Act of 1974 and qualifies for an exemption from federal income tax under the Code. On January 1, 2002, all participants were given the choice to either continue accruing credited service in the AMR Retirement Benefit Plan or to freeze their AMR Retirement Benefit Plan credited service and begin to earn additional benefits in the Company’s defined contribution plan. Ms. Leibman elected the second option, so her credited service was frozen at January 1, 2002. On October 31, 2012, credited service and benefit accruals were frozen for all plan participants in connection with the Chapter 11 Cases. Effective upon the freeze of benefit accruals, affected employees received a replacement benefit under the AA 401(k) Plan in the form of matching employee contributions up to 5.5% of eligible earnings.

The AMR Retirement Benefit Plan was only available to employees hired prior to January 1, 2002 who had also completed 1,000 hours of service in one year prior to that date. To vest in the plan’s benefits, a participant must also (i) complete at least five years of service, (ii) reach age 65, or (iii) be permanently and totally disabled. Normal retirement age under the plan is 65. However, participants with at least ten years of retirement eligible service may retire at age 60 and receive unreduced benefits. Participants with at least 15 years of retirement eligible service may retire at age 55, but their benefits are reduced 3% for each year that the participant’s age is below age 60. Participants who terminate before age 60 with more than ten but less than 15 years of retirement eligible service may receive reduced retirement benefits starting at age 60. These benefits are reduced 3% for each year that the participant’s age is below age 65. AMR Retirement Benefit Plan benefits are paid as a monthly annuity and the participant may elect the form of annuity payments. Payment options include single life, joint and survivor, guaranteed period or level income. For the level income payment option, the monthly payments are adjusted to coordinate with the receipt of Social Security benefits.

The benefit payable to all participants (including Ms. Leibman) under the AMR Retirement Benefit Plan and the AMR Non-Qualified Plan was determined using one of four formulas, and the formula that provides the participant the greatest

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benefit is used. For purposes of the table above, we therefore have assumed that Ms. Leibman will receive benefits under the AMR Retirement Benefit Plan and the AMR Non-Qualified Plan pursuant to the “Social Security Offset Formula” where a participant’s annual benefit at normal retirement will equal the difference between (i) the product of (a) 2% of the participant’s final average compensation times (b) the participant’s years of credited service, and (ii) the product of (a) 1.5% of the participant’s estimated annual Social Security benefit times (b) the participant’s years of credited service, up to a maximum of 33.3 years of service.

AMR Non-Qualified Plan

The AMR Non-Qualified Plan supplemented the AMR Retirement Benefit Plan and the AA 401(k) Plan for participants whose compensation exceeded the maximum recognizable compensation limit allowed under the Code.

The AMR Non-Qualified Plan had two components: (i) a defined benefit component for participants in the AMR Retirement Benefit Plan before it was frozen, and (ii) a defined contribution component for officers who participate in the AA 401(k) Plan. The defined contribution component is discussed below under the “Non-Qualified Deferred Compensation Table” and the accompanying narrative.

As described above, in 2002, Ms. Leibman elected to freeze her AMR Retirement Benefit Plan credited service. As a result of this election, her credited service in the AMR Non-Qualified Plan was also frozen at January 1, 2002. All benefit accruals under the defined benefit portion of the AMR Non-Qualified Plan were frozen for all participants as of October 31, 2012 in connection with the Chapter 11 Cases.

Present Value Calculations

The values of accrued benefits under the AMR Retirement Benefit Plan are determined using the RP2014 Mortality Tables, adjusted to reflect Company specific mortality experience based on a 2014 experience study, and projected generationally using the MP-2018 projection scale. The lump sum amounts payable under the AMR Non-Qualified Plan are calculated using the November 2018 417(e) segment rates and the 2019 417(e) unisex mortality table prescribed by the IRS. Retirement benefits for both plans are then discounted to December 31, 2018 using an interest-only discount rate of 4.3%. The present value is the amount today that, with fixed interest earned over time, is expected to equal the total amount of benefits paid to the employee. The present values for active employees generally assume retirement at age 60, which is the age when unreduced benefits may be available. The present value for terminated employees generally assumes retirement at the earliest age the officer is eligible to retire.

Non-Qualified Deferred Compensation

The following table provides information with respect to the non-qualified deferred compensation earned by Ms. Leibman under the AMR Non-Qualified Plan for 2018. The defined contribution component of the AMR Non-Qualified Plan was frozen to new participants as of December 31, 2014 and frozen to Company matching contributions as of December 31, 2015.

	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(a)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at December 31, 2018 ($)
Maya Leibman	-	-	(14,607)	-	175,437

(a)

Represents earnings under the AMR Non-Qualified Plan as a result of the performance of the underlying investments. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table above.

Discussion Regarding Non-Qualified Deferred Compensation Table

The defined contribution component of the AMR Non-Qualified Plan supplemented the AA 401(k) Plan for Ms. Leibman because her compensation exceeded the maximum recognizable compensation limit allowed under the Code. Contributions vested after three years of service, and participants are entitled to a distribution of their accounts upon a separation from the company. Investment options for the AMR Non-Qualified Plan mirror the AA 401(k) Plan investment options available to all participating employees. The defined contribution component of the AMR Non-Qualified Plan was frozen to new participants as of December 31, 2014 and frozen to Company matching contributions as of December 31, 2015.

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Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our named executive officers upon a change in control or following a qualifying termination of employment.

Mr. Parker

In April 2016, at Mr. Parker’s request the Compensation Committee approved the termination of the Amended and Restated Employment Agreement with Mr. Parker dated November 28, 2007 and the Company’s obligations thereunder, including certain benefits in the event of a change in control or termination. Therefore, Mr. Parker is entitled only to termination and/or change in control benefits payable to Mr. Parker under general plans in which he participates, as well as certain accelerated vesting of RSUs, as described below.

Messrs. Isom, Kerr and Johnson

Upon the closing of the merger with US Airways, we assumed the executive change in control and severance benefits agreements entered into between US Airways and Messrs. Isom, Kerr and Johnson (the “Executive CIC Agreements”). In April 2017, at their request, all of our executive officers, including each of Messrs. Isom, Kerr and Johnson, who were party to Executive CIC Agreements voluntarily terminated their agreements. As a result of the voluntary forfeiture of these agreements, our executive officers, including Messrs. Isom, Kerr and Johnson, are no longer contractually entitled to any cash severance or continued healthcare benefits upon any termination and are entitled only to termination and/or change in control benefits under general plans in which they participate, as described below.

AAG 2013 IAP and 2011 Incentive Award Plan

Pursuant to the terms of grant agreements under the AAG 2013 IAP and the 2011 Incentive Award Plan (“2011 Plan”), all SARs and RSUs held by the named executive officers are fully accelerated in the event of either of the following: (i) termination by reason of death or “disability” or (ii) a “change in control” (each, as defined in the applicable plan and award agreements). In addition, the vesting of the RSUs may be accelerated by the Compensation Committee in its discretion upon retirement. In the event of any acceleration of performance-vesting RSUs, such RSUs will vest at the target level of achievement.

SARs granted under the 2011 Plan provide for (i) an 18-month exercise period following termination of employment within 24 months following a change in control and (ii) a three-year exercise period following termination of employment due to death (or if the executive dies within three months after termination of employment other than for cause), disability, or “retirement,” but in each case not beyond the maximum term of the awards.

As of May 2015, at his request, 100% of Mr. Parker’s direct compensation is in the form of equity incentives. Mr. Parker ceased receiving any base salary and ceased his participation in the Company’s STIP in place in 2015, the value of which was captured in Mr. Parker’s 2015 target equity incentive compensation. In connection with this adjustment, the Compensation Committee provided that in the event of Mr. Parker’s termination of employment other than for misconduct, a portion of his equity incentives will vest to account for the value of Mr. Parker’s base salary and cash incentive award that otherwise would have been earned by him through the termination date.

Short-Term Incentive Plan

Under the STIP, if an employee separates from service with us and our affiliates while actively employed due to death or disability prior to the payment of the award, but is otherwise eligible for the award, the employee will be treated as having been actively employed on the date of payment of the award.

2019 Proxy Statement |	61

Estimated Potential Payments

The estimated amounts of the respective benefits for each of our named executive officers, assuming the triggering event occurred on December 31, 2018, are provided in the table below. The table below reflects the termination and/or change in control benefits payable to each named executive officer under general plans in which he or she participates, as well as certain accelerated vesting of RSUs, as described below.

Executive Benefits and Payments Upon Termination	Change in Control ($)	Death ($)	Disability ($)	Any Other Termination ($)
Doug Parker
Acceleration of Unvested RSUs(a)	17,279,611	17,279,611	17,279,611	3,632,000	(b)
Flight Privileges(c)	-	564,768	653,444	653,444
Total	17,279,611	17,844,379	17,933,055	4,285,444
Robert Isom
Annual Incentive Award(d)	-	649,686	649,686	-
Acceleration of Unvested RSUs(a)	7,116,347	7,116,347	7,116,347	-
Flight Privileges(c)	-	205,588	276,017	276,017
Total	7,116,347	7,971,621	8,042,050	276,017
Derek Kerr
Annual Incentive Award(d)	-	402,445	402,445	-
Acceleration of Unvested RSUs(a)	3,915,879	3,915,879	3,915,879	-
Flight Privileges(c)	-	120,089	166,591	166,591
Total	3,915,879	4,438,413	4,484,915	166,591
Steve Johnson
Annual Incentive Award(d)	-	402,445	402,445	-
Acceleration of Unvested RSUs(a)	3,915,879	3,915,879	3,915,879	-
Flight Privileges(c)	-	236,683	336,940	336,940
Total	3,915,879	4,555,007	4,655,264	336,940
Maya Leibman
Annual Incentive Award(d)	-	402,445	402,445	-
Acceleration of Unvested RSUs(a)	3,915,879	3,915,879	3,915,879	-
Flight Privileges(c)	-	183,988	244,544	244,544
Total	3,915,879	4,502,312	4,562,868	244,544

(a)

Aggregate value of unvested RSUs is calculated at a price of $32.11, the closing price of a share of our Common Stock on December 31, 2018, multiplied by the number of unvested RSUs outstanding under each award.

(b)

Represents the vesting of the portion of Mr. Parker’s RSU awards that accounts for the value of Mr. Parker’s base salary and cash incentive award that otherwise would have been earned by him through the termination date.

(c)

Based on the terms of the non-revenue travel policy for executive officers currently in effect. Reflects the present value of future travel calculated using a discount rate of 4.3% and RP-2014 Employee Table, without collar or quartile adjustments, decreased by 3.5% at all ages, adjusted to 2012 using Scale MP-2014, and then projected generationally from 2012 with Scale MP-2018, and assumes a 1% annual increase in the cost of travel.

(d)	Amount represents the amount of the annual incentive award earned by the named executive officer under the 2018 STIP.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Parker, our CEO. The Company’s employment footprint is quite diverse—with some positions requiring initial education and licensing requirements as well as ongoing certification work. Compensation for positions with more rigorous requirements for continued employment and that draw from smaller applicant pools generally utilize higher pay bands than those positions with fewer educational and training requirements and larger applicant pools. For 2018, the median annual total compensation of all team members across American (other than our CEO) was $61,527, while the annual total compensation of our CEO was $11,999,517, as included in the “Summary Compensation Table” above. Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was estimated to be 195 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

62	2019 Proxy Statement |

Determining the Median Employee

The Company chose December 31, 2018 as the date for establishing the employee population used in identifying the median employee and 2018 as the measurement period. We captured all full time, part-time and temporary employees as of that date, including team members employed at our three wholly owned subsidiaries and all international team members, consisting of approximately 142,564 individuals. We identified the median team member using eligible earnings as defined by our profit sharing program which consists primarily of base wages and excludes items such as cash incentive pay, Company paid employee expenses or allowances, disability, severance, and benefit pay earned during the measurement period for each employee. We annualized earnings for permanent employees who joined in 2018, so these employees were assumed to have worked for the entire year. Using this methodology, we determined that our median employee was a full-time flight attendant in the United States. The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay Ratio Comparisons

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As the world’s largest airline, some of our unique characteristics may make comparisons to the pay ratios at other airlines or companies difficult. We employ over 140,000 team members, more than any other U.S. airline; our route network is vast and unique; and we insource more of our flying and services than our U.S. peers. For example, American operates three wholly-owned regional airlines, and approximately 21% of our total workforce is employed by those airlines. Additionally, our pay ratio includes approximately 6,400 international team members, and approximately 20,000 part-time and temporary team members. We offer competitive compensation to our team members. In 2018, salaries, wages and benefits were our largest expense and represented approximately 33% of our total operating expenses. Of our 128,900 active full-time equivalent employees as of December 31, 2018, approximately 84% were represented by various labor unions responsible for negotiating the collective bargaining agreements (CBAs) covering them.

2019 Proxy Statement |	63

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock that may be issued under all of our existing equity compensation plans as of December 31, 2018, which include the following:

•	the AAG 2013 IAP; and

•	the 2011 Plan.

Plan Category	(i) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(ii) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(iii) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (i))
Equity Compensation Plans Approved by Security Holders(a)	4,217,573	-		31,553,607
Equity Compensation Plans Not Approved by Security Holders(b)	562,189	7.72	(c)	-	(d)
Total	4,779,762	7.72		31,553,607

(a)

The AAG 2013 IAP was approved by the Bankruptcy Court in connection with AMR’s bankruptcy plan and further approved by the Board of Directors on December 9, 2013. Under Delaware law, as part of the reorganization the AAG 2013 IAP was deemed to be approved by our stockholders. The AAG 2013 IAP replaces and supersedes the 2011 Plan. No additional awards will be made under the 2011 Plan or the other US Airways Group, Inc. plans. The AAG 2013 IAP authorizes the grant of awards for the issuance of 40,000,000 shares plus any shares underlying awards granted under the AAG 2013 IAP, or any US Airways Group, Inc. plan, that are forfeited, terminate or are cash settled (in whole or in part) without a payment being made in the form of shares. In addition, any shares that were available for issuance under the 2011 Plan as of the effective date of the AAG 2013 IAP may be used for awards under the AAG 2013 IAP; provided, that awards using such available shares under the 2011 Plan shall not be made after the date awards or grants could have been made under the 2011 Plan and shall only be made to individuals who were not providing services to AAG prior to the merger with US Airways. Consists of 4,217,573 RSUs.

(b)

The 2011 Plan was approved by US Airways Group’s stockholders prior to the merger with US Airways, but has not been approved by our stockholders. As of December 31, 2018, there were 562,189 SARs outstanding under the 2011 Plan.

(c)	Represents the weighted average exercise price of the outstanding SARs. The weighted average remaining term of these outstanding SARs is 0.3 years.

(d)	No shares are available for future grant under this plan.

64	2019 Proxy Statement |

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, none of our directors, officers or greater than 10% beneficial owners failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act.

2019 Proxy Statement |	65

OTHER MATTERS

Stockholder Proposals

Rule 14a-8 of the Exchange Act provides that certain stockholder proposals must be included in the proxy statement for an annual meeting of stockholders. For a stockholder proposal to be considered for inclusion in the proxy statement for our 2020 annual meeting of stockholders, our Corporate Secretary must receive the proposal at our principal executive offices no later than December 31, 2019. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials.

Pursuant to the Bylaws, in order for a stockholder to present a proposal at an annual meeting of stockholders, other than proposals to be included in the proxy statement as described above, the stockholder must deliver proper notice to our Corporate Secretary at our principal executive offices not more than 120 days and not less than 90 days prior to the anniversary date of the immediately preceding annual meeting or, if the date of the annual meeting is more than 30 days before or after such anniversary date, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. For the 2020 annual meeting of stockholders, notice must be delivered no sooner than February 13, 2020 and no later than March 14, 2020. Stockholders are advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. Additional information with regard to director recommendations or nominations for director candidates can be found beginning on page 14 and we encourage stockholders to review the procedures and deadlines relating thereto before taking action.

In addition, our Bylaws permit certain of our stockholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations to be included in the Company’s proxy materials for up to 20% of the total number of directors then serving. Notice of proxy access director nominations for the 2020 annual meeting of stockholders must be delivered to our Corporate Secretary at our principal executive offices no earlier than December 1, 2019 and no later than the close of business on December 31, 2019. The notice must set forth the information required by our Bylaws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2020 annual meeting of stockholders and must otherwise be in compliance with our Bylaws.

Annual Report and Available Information

Our Annual Report on Form 10-K for the year ended December 31, 2018 accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. A copy of our Annual Report on Form 10-K for the year ended December 31, 2018, including financial statements and financial statement schedules but without exhibits, is available to any person whose vote is solicited by this proxy upon written request to Caroline B. Ray, Corporate Secretary, American Airlines Group Inc., 4333 Amon Carter Blvd., MD 5675, Fort Worth, Texas 76155. Copies also may be obtained without charge through the SEC’s website at www.sec.gov.

66	2019 Proxy Statement |

AMERICAN AIRLINES GROUP INC.

4333 AMON CARTER BLVD.

FORT WORTH, TX 76155

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 11, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/aal2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 11, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E77730-P17038-Z73827                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMERICAN AIRLINES GROUP INC.
The Board of Directors recommends you vote FOR the following proposals, all of which are proposed by American Airlines Group Inc.:
1.	A proposal to elect 10 directors to serve until the 2020 Annual Meeting of Stockholders of American Airlines Group Inc. and until their respective successors have been duly elected and qualified.

	Nominees are:	For	Against	Abstain

	1a. James F. Albaugh	☐	☐	☐

	1b. Jeffrey D. Benjamin	☐	☐	☐

	1c. John T. Cahill	☐	☐	☐

	1d. Michael J. Embler	☐	☐	☐

	1e. Matthew J. Hart	☐	☐	☐

	1f. Susan D. Kronick	☐	☐	☐

	1g. Martin H. Nesbitt	☐	☐	☐

	1h. Denise M. O’Leary	☐	☐	☐

	1i. W. Douglas Parker	☐	☐	☐

	1j. Ray M. Robinson	☐	☐	☐

		For	Against	Abstain

2.	A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of American Airlines Group Inc. for the fiscal year ending December 31, 2019.	☐	☐	☐

3.	A proposal to consider and approve, on a non-binding, advisory basis, executive compensation of American Airlines Group Inc. as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following stockholder proposal:

4.	A stockholder proposal to provide a report on political contributions and expenditures.	☐	☐	☐

If any other matters properly come before the 2019 Annual Meeting of Stockholders or any adjournments or postponements thereof, the persons named as proxies will vote upon those matters according to their judgment. The Board of Directors of American Airlines Group Inc. is not aware of any other business to be presented to a vote of the stockholders at the 2019 Annual Meeting of Stockholders.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders:

The Notice, Proxy Statement, Form of Proxy and Annual Report are available at www.proxyvote.com.

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E77731-P17038-Z73827

AMERICAN AIRLINES GROUP INC.

4333 AMON CARTER BLVD.

FORT WORTH, TX 76155

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 12, 2019

Proxy Solicited by the Board of Directors for the 2019 Annual Meeting of Stockholders to be held on June 12, 2019.

The undersigned hereby appoints W. Douglas Parker and Stephen L. Johnson, and each of them, as proxies, with full power of substitution, to vote all the shares of common stock of American Airlines Group Inc. that the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders of American Airlines Group Inc., a virtual meeting conducted via live audio webcast on Wednesday, June 12, 2019 at 9:00 a.m. Central Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF YOU DO NOT STATE OTHERWISE, YOUR PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND “AGAINST” PROPOSAL 4. ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE 2019 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE 2019 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on June 11, 2019.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side